The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy such securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)
Registration No. 333-179050

SUBJECT TO COMPLETION, DATED MARCH 4, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 18, 2012)

         Units

Vanguard Natural Resources, LLC

    % Series B Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $     per unit)

We are offering       units of     % Series B Cumulative Redeemable Perpetual Preferred Units (“Series B Preferred Units”) of Vanguard Natural Resources, LLC.

Distributions on the Series B Preferred Units are cumulative from the date of the original issue and will be payable monthly in arrears on the 15th day of each month of each year, when, as and if declared by our board of directors. The initial distribution on the Series B Preferred Units will be payable on          , 2014 in an amount equal to $     per unit. Distributions on the Series B Preferred Units will be payable out of amounts legally available therefor at an initial rate equal to     % per annum of the stated liquidation preference.

At any time on or after          , 2024, we may redeem the Series B Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $     per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. We may also redeem the Series B Preferred Units in the event of a Change of Control. See “The Offering — Change of Control.”

The Series B Preferred Units will rank in parity to our outstanding 7.875% Series A Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units'') with respect to distributions and distributions upon a liquidation event. We intend to apply to have the Series B Preferred Units listed on the NASDAQ Global Select Market (“NASDAQ”), an exchange of the NASDAQ OMX Group Inc., under the symbol “VNRBP.” If the application is approved, we expect trading of the Series B Preferred Units to begin within 30 days after their original issue date. Currently, there is no public market for the Series B Preferred Units.

Investing in the Series B Preferred Units involves risks. The Series B Preferred Units have not been rated and are subject to the risks associated with unrated securities. See “Risk Factors” on page S-11 of this prospectus supplement and page 5 of the accompanying base prospectus.

	Per Series B Preferred Unit	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Vanguard Natural Resources, LLC (before expenses)	$	$

We have granted the underwriters an option to purchase up to       additional Series B Preferred Units to cover any over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Series B Preferred Units is expected to be made in book-entry form through the facilities of The Depository Trust Company on or about            , 2014.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	Barclays
Stifel	Credit Suisse	MLV & Co.

Co-Managers

BB&T Capital Markets	J.P. Morgan	Janney Montgomery Scott	Oppenheimer & Co.

Drexel Hamilton, LLC	Ladenburg Thalmann & Co. Inc.	Stern Agee	Wunderlich Securities

Prospectus dated            , 2014

Our Operating Areas

Note:  The estimates of our proved reserves are based on a reserve report prepared by us and audited by our independent reserve engineers, DeGolyer and MacNaughton. We acquired additional properties in the Pinedale and Jonah fields located in Southwestern Wyoming on January 31, 2014 as described under “Summary — Recent Developments — Pinedale Acquisition.”

S-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the securities described herein in any jurisdiction where such offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying base prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

We expect delivery of the Series B Preferred Units will be made against payment therefor on or about           , 2014, which will be the fifth business day following the date of pricing of the Series B Preferred Units (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Units will be required, by virtue of the fact that the Series B Preferred Units initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

S-ii

Prospectus dated January 18, 2012

S-iii

GLOSSARY OF TERMS

Below is a list of terms that are common to our industry and used throughout this document:

/day	= per day
Bbls	= barrels
Bcf	= billion cubic feet
Bcfe	= billion cubic feet of natural gas equivalents
BOE	= barrel of oil equivalent
Btu	= British thermal unit
MBbls	= thousand barrels
MBOE	= thousand barrels of oil equivalent

Mcf	= thousand cubic feet
Mcfe	= thousand cubic feet of natural gas equivalents
MMBOE	= million barrels of oil equivalent
MMBtu	= million British thermal units
MMcf	= million cubic feet
MMcfe	= million cubic feet of natural gas equivalents
NGLs	= natural gas liquids

When we refer to oil, natural gas and NGLs in “equivalents,” we are doing so to compare quantities of natural gas with quantities of NGLs and oil or to express these different commodities in a common unit of measurement. In calculating equivalents, we use a generally recognized standard in which 42 gallons is equal to one Bbl of oil or one Bbl of NGLs, and one Bbl of oil or one Bbl of NGLs is equal to six Mcf of natural gas. Also, when we refer to cubic feet measurements, all measurements are at a pressure of 14.73 pounds per square inch.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements and information in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein and therein may constitute “forward-looking statements.” The words “may,” “will,” “estimate,” “predict,” “potential,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors and other factors that could cause our actual results to differ from those in the forward-looking statements include, but are not limited to:

•	the volatility of realized oil, natural gas and NGLs prices;
•	the potential for additional impairment due to future declines in oil, natural gas and NGLs prices;
•	uncertainties about the estimated quantities of oil, natural gas and NGLs reserves, including uncertainties about the effects of the Securities and Exchange Commission’s (“SEC”) rules governing reserve reporting;
•	the conditions of the capital markets, liquidity, general economic conditions, interest rates and the availability of credit to support our business requirements;
•	the discovery, estimation, development and replacement of oil, natural gas and NGLs reserves;
•	our business and financial strategy;
•	our future operating results;
•	our drilling locations;
•	technology;
•	our cash flow, liquidity and financial position;
•	the timing and amount of our future production of oil, natural gas and NGLs;
•	our operating expenses, general and administrative costs and finding and development costs;
•	the availability of drilling and production equipment, labor and other services;
•	our prospect development and property acquisitions;
•	the marketing of our oil, natural gas and NGLs;
•	competition in the oil, natural gas and NGLs industry;
•	the impact of weather and the occurrence of natural disasters such as fires, floods, hurricanes, earthquakes and other catastrophic events and natural disasters;
•	governmental regulation of the oil, natural gas and NGLs industry;
•	environmental regulations;
•	the effect of legislation, regulatory initiatives and litigation related to climate change;
•	developments in oil-producing and natural gas-producing countries;
•	the timing, amount and terms of future issuances of our equity and debt securities; and
•	our strategic plans, objectives, expectations and intentions for future operations.

S-v

Other factors that could cause our actual results to differ from our expected results are described in (i) this prospectus supplement, (ii) our Annual Report on Form 10-K for the year ended December 31, 2013 (our “2013 Annual Report”), (iii) our other reports filed from time to time with the SEC and (iv) other announcements we make from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

S-vi

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying base prospectus, the documents incorporated herein and therein by reference and the other documents to which we refer herein and therein for a more complete understanding of our business and the terms of the Series B Preferred Units, as well as tax and other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” sections on page S-11 of this prospectus supplement and on page 5 of the accompanying base prospectus and the risk factors included under “Item 1A. Risk Factors” in our 2013 Annual Report to determine whether an investment in the Series B Preferred Units is appropriate for you.

Unless the context otherwise requires, references to (1) “Vanguard Natural Resources,” “Vanguard,” “we,” “us,” “our” and similar terms, as well as references to the “Company,” are to Vanguard Natural Resources, LLC and its subsidiaries, including Vanguard Natural Gas, LLC, VNR Holdings, LLC, Vanguard Permian, LLC, VNR Finance Corp., Vanguard Operating, LLC, Encore Energy Partners Operating LLC and Encore Clear Fork Pipeline LLC and (2) “our operating subsidiary” or “VNG” are to Vanguard Natural Gas, LLC. With respect to the cover page and in the sections entitled “Summary — The Offering” and “Underwriting,” “we,” “our” and “us” refer only to Vanguard Natural Resources, LLC. Unless otherwise indicated, (i) our reserve and production data and related operation data presented in this prospectus supplement do not give effect to the Pinedale Acquisition (described below in “— Recent Developments — Pinedale Acquisition”) and (ii) the information presented in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional Series B Preferred Units. Unless the context otherwise requires, references in this prospectus supplement to “unitholders” refer to holders of our Common Units, Class B Units, Series A Preferred Units and Series B Preferred Units collectively and references to “units” refer to our Common Units, Class B Units, Series A Preferred Units and Series B Preferred Units collectively.

The estimates of our oil and natural gas reserves at December 31, 2013 included in this prospectus supplement and in the documents incorporated by reference herein are based upon the reserve report prepared by our internal reservoir engineers, a substantial portion of which was audited by DeGolyer and MacNaughton (“D&M”), an independent petroleum engineering firm. The estimates of our oil and natural gas reserves for the Pinedale Acquisition are based on evaluations prepared by our internal reserve engineers and have not been reviewed by D&M.

Our Company

We are a publicly traded limited liability company focused on the acquisition and development of mature, long-lived oil and natural gas properties in the United States. Our primary business objective is to generate stable cash flows allowing us to make monthly cash distributions to our unitholders and, over time, increasing our monthly cash distributions through the acquisition of additional mature, long-lived oil and natural gas properties. Through our operating subsidiaries, as of December 31, 2013 we own properties and oil and natural gas reserves primarily located in eight operating basins:

•	the Arkoma Basin in Arkansas and Oklahoma;
•	the Permian Basin in West Texas and New Mexico;
•	the Big Horn Basin in Wyoming and Montana;
•	the Piceance Basin in Colorado;
•	the Gulf Coast Basin in Texas and Mississippi;
•	the Wind River Basin in Wyoming;
•	the Williston Basin in North Dakota and Montana; and
•	the Powder River Basin in Wyoming.

At December 31, 2013, our total estimated proved reserves were 172.2 MMBOE, of which approximately 26% were oil reserves, 57% were natural gas reserves and 17% were NGLs reserves. Of these total estimated proved reserves, approximately 78% were classified as proved developed. For December 31, 2013, estimated future cash inflows from estimated future production of proved reserves were computed using the 12-month unweighted average of first-day-of-the-month oil, natural gas and NGLs prices of $96.90 per barrel of crude oil, $3.67 per MMBtu for natural gas, and $36.28 per barrel of NGLs, adjusted for quality, transportation fees and a regional price differential. At December 31, 2013, we owned working interests in 7,277 gross (2,551 net) productive wells. Our operated wells accounted for approximately 58% of our total estimated proved reserves at December 31, 2013. Our average net daily production for the year ended December 31, 2013 was 35,448 BOE/day. Our average proved reserves-to-production ratio, or average reserve life, is approximately 13 years based on our total proved reserves as of December 31, 2013 and our production for 2013. Additionally, we owned working interests in approximately 797,118 gross undeveloped acres surrounding our existing wells. As of December 31, 2013, we have identified 386 proved undeveloped drilling locations and over 440 other drilling locations on our leasehold acreage.

On January 31, 2014, we acquired natural gas and oil properties in the Pinedale and Jonah fields located in Southwestern Wyoming for an adjusted purchase price of $549.1 million. We refer to this acquisition as the “Pinedale Acquisition.” For more information, please see “— Recent Developments — Pinedale Acquisition.” Based on internal reserve estimates, assuming December 2013 NYMEX strip pricing, the interests acquired have estimated total net proved reserves of 847 Bcfe (765 Bcfe when assuming SEC pricing), of which, 79% is natural gas and approximately 43% is proved developed.

The following table sets forth certain information with respect to our estimated proved reserves by operating basin as of December 31, 2013.

	Estimated Proved Developed Reserve Quantities				Estimated Proved Undeveloped Reserve Quantities				Estimated Proved Reserve Quantities
Operating Area(1)	Natural Gas (Bcf)	Oil (MMBbls)	NGLs (MMBbls)	Total (MMBOE)	Natural Gas (Bcf)	Oil (MMBbls)	NGLs (MMBbls)	Total (MMBOE)	Total (MMBOE)
Arkoma Basin	197.8	—	2.7	35.7	107.6	—	8.6	26.5	62.2
Permian Basin	99.9	12.5	6.4	35.5	15.7	3.0	1.3	6.9	42.4
Big Horn Basin	5.2	17.2	2.3	20.4	—	0.8	—	0.8	21.2
Piceance Basin	74.7	0.8	4.7	17.9	4.3	0.1	0.3	1.1	19.0
Gulf Coast Basin	19.3	4.0	1.4	8.6	0.2	0.7	—	0.8	9.4
Wind River Basin	37.0	0.7	1.5	8.4	0.3	0.3	—	0.3	8.7
Williston Basin	3.3	4.9	—	5.4	0.3	0.3	—	0.4	5.8
Powder River Basin	18.0	—	—	3.0	2.9	—	—	0.5	3.5
Total	455.2	40.1	19.0	134.9	131.3	5.2	10.2	37.3	172.2

(1)	Does not give effect to the Pinedale Acquisition (described below in “— Recent Developments — Pinedale Acquisition”).

Business Strategies

Our primary business objective is to generate stable cash flows allowing us to make monthly cash distributions to our unitholders, and over the long-term to increase the amount of our future distributions by executing the following business strategies:

•	Acquire Long-Lived Assets with Low-Risk Exploitation and Development Opportunities. We target the acquisition of oil and natural gas properties that we believe will generate attractive risk-adjusted expected rates of return and be financially accretive. Our acquisitions have been characterized by long-lived production, relatively low decline rates and predictable production profiles, as well as low-risk development opportunities in known producing basins of the continental United States. We expect to make additional acquisitions of properties with similar profiles.
•	Manage our Diverse Portfolio of Oil and Gas Properties with a Focus on Maintaining Stable Cash Flow. We manage our diverse portfolio of oil and natural gas properties in an effort to maintain stable cash flow. This is primarily accomplished by replacing production and reserves through workovers and recompletions as well as the development of our inventory of proved undeveloped locations. We maintain an inventory of drilling and optimization projects in all of the regions in which we operate to achieve organic growth from our capital development program. We aim to operate our properties so we can develop drilling programs and optimization projects to replace production and add value through reserve and production growth and other operational synergies. Our development program is focused on lower-risk, repeatable drilling opportunities to maintain and, in some cases, grow cash flow. Many of the wells in our development program are completed in multiple producing zones with commingled production and long economic lives. As of December 31, 2013, we operated approximately 71% of our production on a cash flow basis.
•	Maintain a Conservative Capital Structure to Ensure Financial Flexibility to Pursue Acquisitions. We have actively managed our debt levels by accessing equity markets when necessary. Since our initial public offering in 2007 through December 31, 2013, we have financed approximately 61% of our $2.8 billion of oil and natural gas property acquisitions with the issuance of our Common Units. We maintain adequate liquidity and capitalization not only for our operating positions but also to maintain the financial flexibility necessary to compete for opportunistic acquisitions. Finally, we expect to maintain a prudent distribution coverage ratio in order to support distribution levels in the future.
•	Reduce Cash Flow Volatility Through Commodity Price and Interest Rate Derivatives. We use a robust hedging strategy to reduce our exposure to commodity prices and assist with stabilizing cash flow and distributions. Our commodity hedging transactions are primarily in the form of swap contracts and collars that are designed to provide a fixed price (swap contracts) or range of prices between a price floor and a price ceiling (collars) that we will receive, instead of being exposed to the full range of commodity price fluctuations. Our goal is to hedge 75% to 85% of our estimated production on a rolling basis. We also expect to hedge a high percentage of acquired production immediately upon execution of an acquisition agreement in order to secure the returns contemplated at the outset of a transaction. Finally, we also anticipate opportunistically hedging interest rates to protect against future interest rate increases.

Competitive Strengths

We believe our competitive strengths position us to successfully execute our business strategies. Our competitive strengths are as follows:

•	High-Quality, Long-Lived Reserve Base. Our total estimated proved reserves at December 31, 2013 were 172.2 MMBOE, of which approximately 26% were oil reserves, 57% were natural gas reserves and 17% were NGLs reserves. These properties typically have had a long history of relatively stable production characterized by low to moderate rates of production decline. Our estimated proved reserves as of December 31, 2013 had an average reserve life of approximately 13 years, and 78% of our reserves were classified as proved developed (either proved developed producing or proved developed non-producing). We believe the highly developed nature of our reserves reduces our development risk.
•	Geographically Diverse Asset Base. Our portfolio of assets is well diversified, stretching across eight regions which have long oil and natural gas production histories, including the Arkoma Basin in Arkansas and Oklahoma, the Permian Basin in West Texas and New Mexico, the Big Horn Basin in Wyoming and Montana, the Piceance Basin in Colorado, the Gulf Coast Basin in Texas and Mississippi, the Wind River Basin in Wyoming, the Williston Basin in North Dakota and Montana and the Powder River Basin in Wyoming. We believe the geographic breadth of our portfolio significantly reduces the risk to our investors of a problem in any particular asset.
•	Substantial Hedging at Attractive Prices. We use a combination of fixed price swap and option arrangements to hedge NYMEX crude oil and natural gas prices. By mitigating the price volatility from a portion of our crude oil and natural gas production, we have worked to manage the potential effects of changing crude oil and natural gas prices on our cash flow from operations for the hedged periods. As of February 28, 2014, we have hedged approximately 80% of expected oil production through 2015 at an average floor price of $93.07 per barrel, 80% of expected natural gas production through 2017 at an average price $4.42 per MMBtu, and approximately 7% of our expected NGLs production through 2015 at an average price of $41.15 per barrel.
•	Significant Inventory of Low Risk Development Opportunities. We also have an inventory of low risk drilling locations to maintain the cash flow from our properties. As of December 31, 2013, we had identified 386 proved undeveloped drilling locations and over 440 other drilling locations on our leasehold acreage.
•	Stable Cash Flows with Low Capital Requirements. We have stable operating cash margins combined with limited reliance on higher risk development relative to many of our peers with the sale of oil and NGLs contributing over 72% of our oil, natural gas and NGLs sales for the year ended December 31, 2013.
•	Significant Financial Flexibility. We are committed to maintaining a conservative financial position, ample liquidity and a strong balance sheet. As of February 28, 2014, we had approximately $367.2 million in borrowing capacity under our senior secured reserve-based credit facility (the “Reserve-Based Credit Facility”) to help fund acquisitions, development and working capital. We have prudently raised equity throughout industry cycles to maintain a strong balance sheet, as demonstrated following our acquisitions in 2012. We may also issue additional Common Units, Series A Preferred Units, Series B Preferred Units or senior notes which, combined with our Reserve-Based Credit Facility, will allow us to finance future acquisitions and internal development projects.
•	Experienced Management Team. Our executive officers have an average of over 25 years of experience in the oil and natural gas industry and have diverse backgrounds ranging from large, public oil and natural gas companies to entrepreneurial startups. We also have experienced technical and operational teams that provide keen insight into prospective acquisitions. Moreover, we believe that our experience integrating the properties associated with our many recent purchases, including the pending Pinedale Acquisition, will de-risk the integration of future acquisitions.

Recent Developments

Pinedale Acquisition

On December 23, 2013, we agreed to acquire natural gas and oil assets in the Pinedale and Jonah fields located in Southwestern Wyoming (the “Pinedale Purchased Assets”) from an unnamed seller for a purchase price of $581.0 million, subject to customary post-closing purchase price and asset allocation adjustments. We completed the Pinedale Acquisition on January 31, 2014 for an adjusted purchase price of $549.1 million. The purchase price was funded with borrowings under our Reserve-Based Credit Facility and is subject to additional customary post-closing adjustments to be determined based on an effective date of October 1, 2013. Based on our internal reserve estimates, assuming December 2013 NYMEX strip pricing, the interests acquired have estimated total net proved reserves of 847 Bcfe (765 Bcfe when assuming SEC pricing), of which 79% is attributable to natural gas and 43% is proved developed.

The Pinedale Purchased Assets represent approximately 87,000 gross acres (14,000 net acres) of mature, low-declining natural gas assets in the Green River Basin of Wyoming, primarily in the Pinedale Anticline producing area including the Pinedale and Jonah fields. For the month ended December 31, 2013, these assets produced approximately 113.4 MMcfe/day with approximately 80% being natural gas, 4% oil and 16% NGLs.

The information presented above is based solely on our internal evaluation and interpretation of reserve and other information provided to us by the unnamed seller in the course of our due diligence with respect to the Pinedale Acquisition and has not been verified or estimated by our independent petroleum engineers or any other party. There can be no assurance that our estimates of the reserves and production associated with the Pinedale Purchased Assets will be realized.

Monthly Distributions

On February 26, 2014, we announced that our board of directors approved an increase to our monthly cash distribution from $0.2075 to $0.21 per Common Unit (from $2.49 to $2.52 on an annualized basis) effective with our February 2014 distribution expected to be paid on April 14, 2014 to common unitholders of record on April 1, 2014. In addition, we announced that our board of directors declared a cash distribution on our Series A Preferred Units of $0.1641 per Series A Preferred Unit expected to be paid on April 15, 2014 to preferred unitholders of record on April 1, 2014.

Our Principal Executive Offices

We are a limited liability company formed under the laws of the State of Delaware. Our executive offices are located at 5847 San Felipe, Suite 3000, Houston, Texas 77057. Our telephone number is (832) 327-2255. We maintain a website at http://www.vnrllc.com that provides information about our business and operations. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

Issuer
Vanguard Natural Resources, LLC
Securities offered
of our % Series B Cumulative Redeemable Perpetual Preferred Units, liquidation preference $ per unit.
We have granted the underwriters a 30-day option to purchase up to an additional Series B Preferred Units.
For a detailed description of the Series B Preferred Units, please read “Description of Series B Preferred Units.”
Price per unit
$ .
Maturity
Perpetual (unless redeemed by us on or after , 2024).
Distributions
Distributions on the Series B Preferred Units issued in this offering will accrue and be cumulative from the date that the Series B Preferred Units are originally issued and will be payable on each distribution payment date when, as and if declared by our board of directors out of legally available funds for such purpose.
Distribution payment dates
Monthly on the 15th day of each month, commencing on , 2014. The initial distribution on the Series B Preferred Units will be payable on , 2014.
Distribution rate
The distribution rate for the Series B Preferred Units will be % per annum of the $ liquidation preference per unit (equal to $ per unit).
Ranking
The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Units will rank:

•

senior to our Common Units and Class B Units and to each other class or series of limited liability company interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior to or pari passu with the Series A Preferred Units as to the payment of distributions (the “Junior Securities”);

•

pari passu with the Series A Preferred Units or any other class or series of limited liability company interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior or subordinated to the Series B Preferred Units as to the payment of distributions (the “Parity Securities”);

•

junior to all of our existing and future indebtedness (including indebtedness outstanding under our Reserve-Based Credit Facility and our 7.875% Senior Notes due 2020) and other liabilities with respect to assets available to satisfy claims against us; and

•

junior to each other class or series of limited liability company interests or other equity securities established after the original issue date of the Series B Preferred Units that is expressly made senior to the Series B Preferred Units as to the payment of distributions (the “Senior Securities”).

Restrictions on distributions
No monthly distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) through the most recent respective distribution payment dates.
Optional redemption
In the event of a Change of Control (as set forth in “— Change of Control”) or at any time on or after , 2024, we may redeem, in whole or in part, the Series B Preferred Units at a redemption price of $ per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose. We must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. Any such redemption is subject to compliance with the provisions of our Revolving Credit Facility and the Indenture (as defined below).
Change of Control
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $ per Series B Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series B Preferred Units, holders of the Series B Preferred Units will not have the conversion right described under “— Change of Control rights.” Provided, however, that any cash payment by us upon a Change of Control shall not be made (i) unless we have completed our change of control offer for our outstanding 7.875% Senior Notes due 2020 pursuant to the Indenture (the “Indenture”) dated April 4, 2012 among Vanguard, VNR Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and (ii) such payment would be permitted under the restricted payments covenant contained in the Indenture. Additionally, any cash payment to Series B Preferred Unit holders will be subject to the limitations contained in the indentures governing any future issuances of our senior notes.
“Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preferred Units:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of our Common Units, Class B Units, Series A Preferred Units, Series B Preferred Units or the like.

Conversion; exchange and preemptive rights
Except as described under “— Change of Control rights,” the Series B Preferred Units will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.
Change of Control rights
Upon the occurrence of a Change of Control, each holder of Series B Preferred Units will have the right (unless, prior to the Change of Control, we provide notice of our election to redeem the Series B Preferred Units) to convert some or all of the Series B Preferred Units held by such holder on the Change of Control Conversion Date into a number of our Common Units per Series B Preferred Unit to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $     liquidation preference plus the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Unit distribution payment and prior to the corresponding Series B Preferred Unit distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

•

      , subject, in each case, to certain adjustments and to provisions for (i) the receipt of alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in our limited liability company agreement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Unit Price,” and the restrictions on cash payments under a Change of Control hereunder, please read “Description of the Series B Preferred Units — Change of Control.”

Voting rights
Holders of the Series B Preferred Units generally have no voting rights. However, if and whenever distributions payable on the Series B Preferred Units are in arrears for eighteen or more monthly periods, whether or not consecutive, holders of the Series B Preferred Units (voting together as a class with all other classes or series of Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. Distributions payable on the Series B Preferred Units will be considered to be in arrears for any monthly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series B Preferred Units. The right of such holders of Series B Preferred Units to elect members of our board of directors will continue until such time as all accumulated and unpaid distributions on the Series B Preferred Units have been paid in full.
Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to our limited liability company agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units.
In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including the Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not (i) issue any Parity Securities (including the Series A Preferred Units) if the cumulative distributions on Series B Preferred Units are in arrears or (ii) create or issue any other class or series of limited liability company interests or other equity securities expressly made senior to the Series B Preferred Units as to the payment of distributions.
Fixed liquidation preference
In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series B Preferred Units will generally, subject to the discussion under “Description of Series B Preferred Units — Liquidation Rights,” have the right to receive the liquidation preference of $ per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units).

Sinking fund
The Series B Preferred Units will not be subject to any sinking fund requirements.
No fiduciary duties
We and our officers and directors will not owe any fiduciary duties to holders of the Series B Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our limited liability company agreement.
Use of proceeds
We expect to receive approximately $ million from the sale of the Series B Preferred Units offered hereby, or $ million if the underwriters’ option to purchase additional Series B Preferred Units is exercised in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering to repay a portion of the indebtedness outstanding under our Reserve-Based Credit Facility.
Certain of the underwriters and their affiliates are lenders under our Reserve-Based Credit Facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness thereunder. Please read “Use of Proceeds.”
Ratings
The Series B Preferred Units will not be rated.
Listing
We intend to file an application to list the Series B Preferred Units on the NASDAQ. If the application is approved, trading of the Series B Preferred Units on the NASDAQ is expected to begin within 30 days after the original issue date of the Series B Preferred Units. The underwriters have advised us that they intend to make a market in the Series B Preferred Units prior to commencement of any trading on the NASDAQ. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series B Preferred Units will develop prior to commencement of trading on the NASDAQ or, if developed, will be maintained.
Tax considerations
See “Material Tax Considerations” in this prospectus supplement.
Form
The Series B Preferred Units will be issued and maintained in book-entry form registered in the name of the Securities Depositary, except under limited circumstances. Please read “Description of Series B Preferred Units — Book-Entry System.”
Settlement
Delivery of the Series B Preferred Units offered hereby will be made against payment therefor through the book-entry facilities of the Securities Depository on or about , 2014.

RISK FACTORS

An investment in the Series B Preferred Units involves a high degree of risk. You should carefully read the following risk factors, together with the risk factors under the caption “Risk Factors” on page 5 of the accompanying base prospectus and the risk factors included in “Item 1A. Risk Factors” in our 2013 Annual Report, which is incorporated by reference herein. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In any such case, the trading price of the Series B Preferred Units could decline, and you could lose all or part of your investment.

Risks Related to the Series B Preferred Units

The Series B Preferred Units represent perpetual equity interests in us.

The Series B Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Units may be required to bear the financial risks of an investment in the Series B Preferred Units for an indefinite period of time. The Series B Preferred Units rank in parity to the Series A Preferred Units with respect to distributions and distributions upon a liquidation event. In addition, the Series B Preferred Units will rank junior to all our current and future indebtedness (including indebtedness outstanding under our Reserve-Based Credit Facility and our 7.875% Senior Notes due 2020) and other liabilities, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series B Preferred Units have not been rated.

We have not sought to obtain a rating for the Series B Preferred Units, and these units may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Units or that we may elect to obtain a rating of the Series B Preferred Units in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating or we may obtain a rating on our Parity Securities (including the Series A Preferred Units). If any ratings are assigned to the Series B Preferred Units in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series B Preferred Units. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Units. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series B Preferred Units may not reflect all risks related to us and our business, or the structure or market value of the Series B Preferred Units.

We distribute all of our available cash to our Common Unitholders and are not required to accumulate cash for the purpose of meeting our future obligations to holders of the Series B Preferred Units, which may limit the cash available to make distributions on the Series B Preferred Units.

Upon the closing of this offering, our limited liability company agreement will require thus that, within 90 days after the end of each quarter, we distribute all of our available cash to our Common and Class B Unitholders of record on the applicable record date. In accordance with our monthly distribution policy, we distribute available cash on a monthly basis. Available cash generally means, for any quarter ending prior to liquidation:

(a)	the sum of:
(i)	all our and our subsidiaries’ cash and cash equivalents (or our proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly-owned) on hand at the end of that quarter; and
(ii)	all our and our subsidiaries’ additional cash and cash equivalents (or our proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly-owned) on hand on the date of determination of available cash for that quarter resulting from working capital borrowings made subsequent to the end of such quarter;

(b)	less the amount of any cash reserves established by the board of directors (or our proportionate share of cash and cash equivalents in the case of subsidiaries that are not wholly-owned) to:
(i)	provide for the proper conduct of our or our subsidiaries’ business (including reserves for future capital expenditures, including drilling and acquisitions, and for our and our subsidiaries’ anticipated future credit needs);
(ii)	comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which we or any of our subsidiaries is a party or by which we are bound or our assets are subject;
(iii)	provide funds for distributions on and redemption payments, if any, with respect to the Series A Preferred Units or Series B Preferred Units; or
(iv)	provide funds for distributions to our common unitholders with respect to any one or more of the next four quarters;

provided that disbursements made by us or any of our subsidiaries or cash reserves established, increased or reduced after the end of a quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the board of directors so determines.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the Series B Preferred Units.

The Series B Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Common Units, Series A Preferred Units or Series B Preferred Units, and by other transactions.

The Series B Preferred Units are subordinated to all of our existing and future indebtedness (including indebtedness outstanding under our Reserve-Based Credit Facility and our 7.875% Senior Notes due 2020). As of February 28, 2014, our total debt was approximately $1.48 billion, and we had the ability to borrow an additional $367.2 million under our Reserve-Based Credit Facility, subject to certain limitations. We may incur additional debt under our Reserve-Based Credit Facility or future credit facilities. The payment of principal and interest on our debt reduces cash available for distribution to us and on our units, including the Series B Preferred Units.

The issuance of additional units pari passu with or senior to the Series B Preferred Units (including additional Series A Preferred Units) would dilute the interests of the holders of the Series B Preferred Units, and any issuance of Senior Securities or Parity Securities (including additional Series A Preferred Units) or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Units. Only the Change of Control provision relating to the Series B Preferred Units protects the holders of the Series B Preferred Units in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of the Series B Preferred Units.

Investors should not expect us to redeem the Series B Preferred Units on the date the Series B Preferred Units become redeemable by us or on any particular date afterwards.

The Series B Preferred Units have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. The Series B Preferred Units may be redeemed by us at our option in the event of a Change of Control or at any time on or after           , 2024, in whole or in part, out of funds legally available for such redemption, at a redemption price of $      per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared (the “Series B Liquidation Preference”). Any decision we may make at any time to redeem the Series B Preferred Units will depend upon, among other things, our evaluation of our capital position and general market conditions at that time.

As a holder of Series B Preferred Units you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Units will be extremely limited. Our Common Units and Class B Units are the only classes of our limited liability company interests carrying full voting rights.

Holders of the Series B Preferred Units generally have no voting rights. However, in the event that eighteen monthly distributions, whether consecutive or not, payable on Series B Preferred Units or any other Parity Securities (including Series A Preferred Units) are in arrears, the holders of Series B Preferred Units will have the right, voting together as a class with all other classes or series of Parity Securities (including Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect two additional directors to serve on our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. The right of holders of Series B Preferred Units to elect members of our board of directors will continue until such time as all accumulated and unpaid distributions on the Series B Preferred Units have been paid in full. Certain other limited protective voting rights are described in this prospectus supplement under “Description of Series B Preferred Units — Voting Rights.”

The Series B Preferred Units are a new issuance and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units. In addition, the lack of a fixed redemption date for the Series B Preferred Units will increase your reliance on the secondary market for liquidity purposes.

The Series B Preferred Units are a new issuance and do not have an established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their units in the secondary market absent redemption by us. We intend to apply to list the Series B Preferred Units on the NASDAQ, but there can be no assurance that the NASDAQ will accept the Series B Preferred Units for listing. Even if the Series B Preferred Units are approved for listing by the NASDAQ, an active trading market on the NASDAQ for the units may not develop or, even if it develops, may not last, in which case the trading price of the Series B Preferred Units could be adversely affected and your ability to transfer your units will be limited. If an active trading market does develop on the NASDAQ, the Series B Preferred Units may trade at prices lower than the offering price. The trading price of the Series B Preferred Units would depend on many factors, including:

•	prevailing interest rates;
•	the market for similar securities;
•	general economic and financial market conditions;
•	our issuance of debt or preferred equity securities; and
•	our financial condition, results of operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series B Preferred Units pending any listing of the Series B Preferred Units on the NASDAQ, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Series B Preferred Units.

One of the factors that will influence the price of the Series B Preferred Units will be the distribution yield on the Series B Preferred Units (as a percentage of the price of the Series B Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series B Preferred Units to decrease.

Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

The change of control conversion feature of the Series B Preferred Units may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Common Units, Class B Units, Series A Preferred Units and Series B Preferred Units with the opportunity to realize a premium over the then-current market price of such equity securities or that unitholders may otherwise believe is in their best interests.

Treatment of distributions on our Series B Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of our Series B Preferred Units than the holders of our common units.

The tax treatment of distributions on our Series B Preferred Units is uncertain. We will treat the holders of Series B Preferred Units as partners for tax purposes and will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series B Preferred Units as ordinary income. Although a holder of Series B Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, we anticipate accruing and making the guaranteed payment distributions monthly. Otherwise, the holders of Series B Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction. Nor will we allocate any share of our nonrecourse liabilities to the holders of Series B Preferred Units. If the Series B Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of Series B Preferred Units.

A holder of Series B Preferred Units will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder’s amount realized and tax basis in the units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series B Preferred Units. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Series B Preferred Unit will generally be equal to the sum of the cash and the fair market value of other property paid by the unitholder to acquire such Series B Preferred Unit. Gain or loss recognized by a unitholder on the sale or exchange of a Series B Preferred Unit held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Series B Preferred Units will not be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $     million from the sale of the Series B Preferred Units offered hereby, after deducting underwriting discounts and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional Series B Preferred Units in full, the net proceeds, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $     million. We intend to use all of the net proceeds from this offering to repay a portion of the indebtedness outstanding under our Reserve-Based Credit Facility, which was incurred in part to fund recent acquisitions, including the Pinedale Acquisition and the acquisition from Range Resources Corporation on April 1, 2013.

Amounts repaid under our Reserve-Based Credit Facility may be reborrowed from time to time for acquisitions, growth capital expenditures, working capital needs and other general company purposes. As of February 28, 2014, we had approximately $930 million of indebtedness outstanding under our Reserve-Based Credit Facility. As of February 28, 2014, our Reserve-Based Credit Facility had a variable interest rate of approximately 2.16%, excluding the effect of interest rate swaps. The commitments under our Reserve-Based Credit Facility mature on April 16, 2018.

Certain of the underwriters or their affiliates are lenders under our Reserve-Based Credit Facility and may receive proceeds from this offering. Please read “Underwriting.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The following table sets forth our historical consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred unit distributions for the periods indicated:

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(a)	1.91	—	3.74	3.88	—
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions(b)	1.84	—	—	—	—
Series A Preferred Units Accumulated Distributions	$2,634,000	—	—	—	—

(a)	In the years ended December 31, 2012 and 2009, earnings were inadequate to cover fixed charges by approximately $168.8 million and $95.7 million, respectively. The shortfalls for the years ended December 31, 2012 and 2009 were principally the result of non-cash natural gas and oil property impairment charges of $247.7 million and $110.2 million, respectively
(b)	Because no Series A Preferred Units were outstanding for any of the years ended December 31, 2012, 2011, 2010 or 2009, no historical ratios of earnings to combined fixed charges and preferred unit distributions are presented.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations available to our unitholders plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

CAPITALIZATION

The following table sets forth, as of December 31, 2013 our cash and cash equivalents and our capitalization:

•	on a consolidated historical basis;
•	on an as adjusted basis to give effect to the Pinedale Acquisition described in this prospectus supplement under “Summary — Recent Developments — Pinedale Acquisition.”
•	on an as further adjusted basis to reflect this offering of Series B Preferred Units, assuming no exercise of the underwriters’ option to purchase additional Series B Preferred Units, and the application of the net proceeds therefrom as described in “Use of Proceeds.”

You should read our financial statements and the notes thereto that are incorporated by reference into this prospectus supplement for additional information.

	As of December 31, 2013
	Historical	As Adjusted	As Further Adjusted for this Offering
(Dollars in thousands)		(unaudited)	(unaudited)
Cash and cash equivalents	$11,818	$11,818	11,818
Current and long-term debt:
Reserve-Based Credit Facility(1)	460,000	950,000
7.875% Senior Notes due 2020(2)	547,879	547,879	547,879
Total debt	1,007,879	1,497,879
Members’ equity:
Series B Preferred Units	—	—
Series A Preferred Units	61,021	61,021	61,021
Common Units	1,205,311	1,205,311	1,205,311
Class B Units	2,003	2,003	2,003
Total members’ equity	1,268,335	1,268,335
Total capitalization	$2,276,214	$2,766,214

(1)	As of February 28, 2014, we had approximately $930 million of borrowings outstanding under our Reserve-Based Credit Facility.
(2)	Net of approximately $2.1 million of issue discount, which will be amortized over the life of the notes.

DESCRIPTION OF SERIES B PREFERRED UNITS

The following description of the Series B Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our fourth amended and restated limited liability company agreement (as amended, the “LLC Agreement”), which will be incorporated by reference into the registration statement of which this prospectus supplement is a part, and sets forth the terms of the Series B Preferred Units. A copy of the LLC Agreement may be obtained from us as described under “Where You Can Find More Information.”

General

The Series B Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering there will be      Series B Preferred Units issued and outstanding and 2,559,769 Series A Preferred Units issued and outstanding. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units). We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units and Junior Securities (as defined under “Summary — The Offering — Ranking”) and, subject to the limitations described under “— Voting Rights,” Senior Securities and Parity Securities (as defined under “Summary — The Offering — Ranking”).

The holders of our Common Units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our Common Units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations.

The Series B Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus supplement and accompanying base prospectus, the Series B Preferred Units offered hereby will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each Series B Preferred Unit will generally have a fixed liquidation preference of $      per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our Reserve-Based Credit Facility and our 7.875% Senior Notes due 2020) and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units).

All of the Series B Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary (as defined under “— Book-Entry System”) and registered in the name of its nominee and, so long as a Securities Depositary has been appointed and is serving, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.”

Except as described below in “— Change of Control,” the Series B Preferred Units will not be convertible into Common Units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units will be subject to redemption, in whole or in part, at our option commencing on          , 2024. Please read “— Redemption.”

We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series B Preferred Units. The address of the Paying Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series B Preferred Units will, with respect to anticipated monthly distributions, rank:

•	senior to the Junior Securities (including our Common Units and Class B Units);
•	pari passu with the Parity Securities (including Series A Preferred Units); and
•	junior to the Senior Securities.

Under the LLC Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our board of directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities (including Series A Preferred Units) in certain circumstances or Senior Securities is limited as described under “— Voting Rights.”

Change of Control

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $      per Series B Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we exercise any of our redemption rights as described below under “— Redemption” relating to the Series B Preferred Units, holders of the Series B Preferred Units will not have the conversion right described below. Provided, however, that any cash payment upon a Change of Control shall not be made unless (i) we have completed our change of control offer for our outstanding 7.875% Senior Notes due 2020 pursuant to the Indenture dated April 4, 2012 among Vanguard, VNR Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, and (ii) such payment would be permitted under the restricted payments covenant contained in such indenture. Additionally, any cash payment to Series B Preferred Unit holders will be subject to the limitations contained in the indentures governing any future issuances of senior notes.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preferred Units:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vanguard and its subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of our Common Units, Class B Units, Series A Preferred Units, Series B Preferred Units or the like.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Units will have the right (unless, prior to the Change of Control Conversion Date, we provide notice of our election to redeem the Series B Preferred Units as described above) to convert some or all of the Series B Preferred Units held by such holder on the Change of Control Conversion Date into a number of our Common Units per Series B Preferred Unit to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $ liquidation preference plus the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Units distributions payment and prior to the corresponding Series B Preferred Units distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Unit Price (as defined below), and

•	, subject, in each case, to certain adjustments and to provisions for (i) the receipt of alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in our LLC Agreement.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right as described below under “— Redemption,” holders of Series B Preferred Units will not have any right to convert the Series B Preferred Units that we have elected to redeem in connection with the Change of Control Conversion Right (as defined below) and any Series B Preferred Units subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

“Change of Control Conversion Right” means the right of a holder of Series B Preferred Units to convert some or all of the Series B Preferred Units held by such holder on the Change of Control Conversion Date into a number of our Common Units per Series B Preferred Unit pursuant to the conversion provisions in our LLC Agreement.

“Change of Control Conversion Date” means the date fixed by our board of directors, in its sole discretion, as the date the Series B Preferred Units are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series B Preferred Units.

“Common Unit Price” means (i) the amount of cash consideration per Common Unit, if the consideration to be received in the Change of Control by the holders of our Common Units is solely cash; and (ii) the average of the closing prices for our Common Units on the NASDAQ for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our Common Units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $      per unit in cash. In addition, holders of outstanding Series B Preferred Units will be entitled to receive an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared) prior to our making any liquidation distributions. If the amount of our gross income and gain available to be specially allocated to the Series B Preferred Units is less than the amount necessary to cause the capital account with respect to each Series B Preferred Unit to equal the liquidation preference of $     per unit, then the amount that a holder of Series B Preferred Units would receive upon liquidation may be less than the Series B Liquidation Preference, even though there may be cash available for distribution to the holders of Common Units, Class B Units or any other Junior Securities with respect to their capital accounts. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units).

Voting Rights

The Series B Preferred Units will have no voting rights except as set forth below or as otherwise provided by Delaware law. In the event that eighteen monthly distributions, whether consecutive or not, payable on the Series B Preferred Units are in arrears, the holders of the Series B Preferred Units will have the right, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect two members of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. Distributions payable on the Series B Preferred Units will be considered to be in arrears for any monthly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series B Preferred Units. The right of such holders of Series B Preferred Units to elect members of our board of directors will continue until such time as all distributions accumulated and in arrears on the Series B Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay eighteen monthly distributions as described above. Upon any termination of the right of the holders of the Series B Preferred Units and any other Parity Securities (including Series A Preferred Units) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series B Preferred Units and any other Parity Securities (including Series A Preferred Units) shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to our LLC Agreement that has a material adverse effect on the existing terms of the Series B Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities (including any additional Series A Preferred Units) or Senior Securities if the cumulative distributions payable on outstanding Series B Preferred Units are in arrears; or
•	create or issue any other class or series of limited liability company interests or other equity securities expressly made senior to the Series B Preferred Units as to the payment of distributions.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series B Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series B Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series B Preferred Units will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash monthly distributions from            , 2014.

Distribution Rate

Distributions on Series B Preferred Units will be cumulative, commencing on        , 2014, and payable monthly on each Distribution Payment Date, commencing        , 2014, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. The initial distribution on the Series B Preferred Units issued in this offering will be payable on        , 2014 in an amount equal to $       per unit. Distributions on the Series B Preferred Units will accrue at a rate of      % per annum per $      stated liquidation preference per Series B Preferred Unit.

Distribution Payment Dates

The “Distribution Payment Dates” for the Series B Preferred Units will be on the 15th day of each month, commencing on        , 2014. Distributions will accumulate in each monthly distribution period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such monthly distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series B Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be recognized as such.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those monthly distributions, if any, on the Series B Preferred Units that have been declared by our board of directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date with respect to each Distribution Payment Date will be as of the opening of the applicable exchange on the first business day of the month during which the applicable Distribution Payment Date occurs, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by our board of directors in accordance with our LLC Agreement.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.

No monthly distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including Series A Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Units and any Parity Securities (including Series A Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including Series A Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities (including Series A Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “— Distributions — Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units.

Redemption

Optional Redemption

In the event of a Change of Control (as set forth in “— Change of Control”) or any time on or after        , 2024, we may redeem, at our option, in whole or in part, the Series B Preferred Units at a redemption price in cash equal to $      per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our Revolving Credit Facility and the indenture governing our 7.875% Senior Notes due 2020.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series B

Preferred Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Series B Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series B Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series B Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Units. Any Series B Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities (including Series A Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities (including Series A Preferred Units) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Units and any Parity Securities (including Series A Preferred Units). Common Units, Class B Units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series B Preferred Units and any Parity Securities (including Series A Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series B Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We and our officers and directors will not owe any fiduciary duties to holders of the Series B Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our LLC Agreement.

Book-Entry System

All Series B Preferred Units offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”), and registered in the name of its nominee (initially, Cede & Co.). The Series B Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series B Preferred Units offered hereby will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series B Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series B Preferred Units, each purchaser of Series B Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series B Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series B Preferred Units, no beneficial holder of the Series B Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Units, whether as a holder of the Series B Preferred Units for its own account or as a nominee for another holder of the Series B Preferred Units.

MATERIAL TAX CONSIDERATIONS

The tax consequences to you of an investment in the Series B Preferred Units will depend in part on your own tax circumstances. Although this section updates and adds information related to certain tax considerations, it should be read in conjunction with the risk factors included under the caption “Tax Risks to Unitholders” in our most recent Annual Report on Form 10-K, and with “Material Tax Consequences” in the accompanying base prospectus, which provides a discussion of the principal federal income tax considerations associated with our operations and the purchase, ownership and disposition of the Series B Preferred Units. The following discussion is limited as described under the caption “Material Tax Consequences” in the accompanying base prospectus.

All prospective holders of Series B Preferred Units are encouraged to consult with their own tax advisors about the federal, state, local and foreign tax consequences particular to their own circumstances. In particular, ownership of Series B Preferred Units by tax-exempt entities, including employee benefit plans and IRAs, and non-U.S. investors raises issues unique to such persons. The relevant rules are complex, and the discussions herein and in the accompanying base prospectus do not address tax considerations applicable to tax-exempt entities and non-U.S. investors, except as specifically set forth in the accompanying base prospectus. Please read “Material Tax Consequences — Tax-Exempt Organizations and Other Investors” in the accompanying base prospectus.

Unitholder Status

The tax treatment of our Series B Preferred Units is uncertain. Although the IRS may disagree with our treatment, we will treat holders of our Series B Preferred Units as partners entitled to a guaranteed payment for the use of capital on their units. If the Series B Preferred Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series B Preferred Units would constitute ordinary interest income to the holders of Series B Preferred Units.

Treatment of Distributions

We will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series B Preferred Units as ordinary income and will be deductible by us. Although a holder of Series B Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, we anticipate accruing and making the guaranteed payment distributions monthly. Otherwise, the holders of Series B Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to the holders of Series B Preferred Units.

Basis of Units

A unitholder’s tax basis in its units (including Series B Preferred Units) initially will be the amount paid for those units. A common unitholder’s basis will be increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in the unitholder’s share of our liabilities, and certain other items.

However, a Series B Preferred unitholder’s tax basis will not be affected by any distributions on its preferred units, and we do not anticipate that a Series B Preferred unitholder’s basis will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Series B Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Limitations on Deductibility of Losses

A holder of Series B Preferred Units will only be allocated loss to the extent the capital accounts of our common unitholders have been reduced to zero. Although it is not anticipated that a holder of Series B Preferred Units would be allocated loss, the deductibility of any such allocation may be limited for various reasons. In the event that you are allocated loss as a holder of a Series B Preferred Unit, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

Allocation of Income, Gain, Loss and Deduction

If we have a net profit, our items of income, gain, loss and deduction will be allocated among our holders of units other than Series B Preferred Units in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among all of our unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Series B Preferred Units generally will only be allocated net loss in the event that the capital accounts of our common unitholders have been reduced to zero. Because holders of Series B Preferred Units will not receive allocations of our gross income, such holders will not be entitled to deductions for percentage depletion.

Generally, holders of Series B Preferred Units will have a capital account equal to the liquidation preference of each Series B Preferred Unit, or $     , without regard to the price paid for such units or whether such units were purchased from us or on the open market, but will have an initial tax basis with respect to the Series B Preferred Units equal to the price paid for such units. If Series B Preferred Unit are sold by us for an amount exceeding the liquidation preference, we will have income to the extent the purchase price paid for the Series B Preferred Units exceeds the liquidation preference of such units, which income will be allocated to the holders of our common units.

Allocations Between Transferors and Transferees

The accrued distributions treated as guaranteed payments for the use of capital will be allocated to holders of Series B Preferred Units owning Series B Preferred Units as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”), and those holders will also be entitled to receive the distribution of the guaranteed payment payable with respect to their units on or about the 15th business day of the month. Purchasers of Series B Preferred Units after the Allocation Date will therefore not be allocated accrued distributions or be entitled to a cash distribution on their Series B Preferred Units until the next Allocation Date.

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. These rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax is imposed on net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes guaranteed payments, a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Alternative Minimum Tax

Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $182,500 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Administrative Matters

Holders of Series B Preferred Units will receive specific tax information from us, including a Schedule K-1 which generally would be expected to provide a single income item equal to the preferred return. See “Administrative Matters — Information Returns and Audit Procedures” in the accompanying base prospectus. Notwithstanding the general rule requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Series B Preferred Units due to administrative reporting limitations.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series B Preferred Units set forth opposite the underwriter’s name.

Underwriter	Number of Series B Preferred Units
Morgan Stanley & Co. LLC
UBS Securities LLC
Barclays Capital Inc.
Stifel, Nicolaus & Company, Incorporated
Credit Suisse Securities (USA) LLC
MLV & Co. LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
J.P. Morgan Securities LLC
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Drexel Hamilton, LLC
Ladenburg Thalmann & Co. Inc.
Stern Agee & Leach, Inc.
Wunderlich Securities, Inc.
Total

The underwriting agreement will provide that the obligations of the underwriters to purchase the Series B Preferred Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series B Preferred Units (other than those covered by the over-allotment option described below) if they purchase any of the Series B Preferred Units.

The underwriters propose to offer some of the Series B Preferred Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Series B Preferred Units to dealers at the public offering price less a concession not to exceed $       per unit. If all the Series B Preferred Units are not sold at the offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of the Series B Preferred Units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to       additional Series B Preferred Units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Series B Preferred Units approximately proportionate to that underwriter’s initial purchase commitment.

We have agreed that, for a period of 60 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of Morgan Stanley & Co. LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series A Preferred Units, Series B Preferred Units or any securities that are substantially similar to the Series B Preferred Units, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (collectively, the “Lock-up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Lock-up Securities, in cash or otherwise.

Morgan Stanley & Co. LLC, in its sole discretion, may release any of the Lock-up Securities at any time without notice. Morgan Stanley & Co. LLC has no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Series A Preferred Units or Series B Preferred Units may include the length of time before the lock-up period expires, the number of Series A Preferred Units or Series B Preferred Units involved, the reason for the requested release, market conditions, the trading price of the Series A Preferred Units or Series B Preferred Units and the historical trading volume of the Series A Preferred Units or Series B Preferred Units.

The Series B Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Series B Preferred Units on the NASDAQ under the symbol “VNRBP.” If the application is approved, trading of the Series B Preferred Units on the NASDAQ is expected to begin within 30 days after the date of initial delivery of the Series B Preferred Units. The underwriters have advised us that they intend to make a market in the Series B Preferred Units before commencement of trading on the NASDAQ. They will have no obligation to make a market in the Series B Preferred Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NASDAQ for the Series B Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Series B Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Series B Preferred Units at the time and price desired will be limited.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Series B Preferred Unit	$	$
Total	$	$

We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $250,000.

In connection with this offering, Morgan Stanley & Co. LLC, on behalf of the underwriters, may purchase and sell Series B Preferred Units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Series B Preferred Units in excess of the number of Series B Preferred Units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of Series B Preferred Units made in an amount up to the number of Series B Preferred Units represented by the underwriters’ option to purchase additional Series B Preferred Units. In determining the source of Series B Preferred Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Series B Preferred Units available for purchase in the open market compared to the price at which they may purchase Series B Preferred Units through their option to purchase additional Series B Preferred Units. Transactions to close out the covered syndicate short position involve either purchases of the Series B Preferred Units in the open market after the distribution has been completed or the exercise of their option to purchase additional Series B Preferred Units. The underwriters may also make “naked” short sales of Series B Preferred Units in excess of their option to purchase additional Series B Preferred Units. The underwriters must close out any naked short position by purchasing Series B Preferred Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Series B Preferred Units in the open market while the offering is in progress.

In connection with the offering, the underwriters may engage in passive market making transactions in the Series B Preferred Units on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of Series B Preferred Units and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter repurchases Series B Preferred Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities, as well as purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series B Preferred Units. They may also cause the price of the Series B Preferred Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

A prospectus in electronic format may be made available by one or more of the underwriters. The representatives may agree to allocate a number of Series B Preferred Units to underwriters for sale to their online brokerage account holders. The representatives will allocate Series B Preferred Units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Series B Preferred Units may be sold by the underwriters to securities dealers who resell Series B Preferred Units to online brokerage account holders.

We expect delivery of the Series B Preferred Units will be made against payment therefor on or about             , 2014, which will be the fifth business day following the date of pricing of the Series B Preferred Units (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Units will be required, by virtue of the fact that the Series B Preferred Units initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Affiliations/Conflicts of Interest/FINRA Rules

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their related entities have performed and may perform investment and commercial banking and advisory services for us and our affiliates from time to time, for which they have received and may receive customary fees and expense reimbursement. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Certain of the underwriters and their affiliates are lenders under our Reserve-Based Credit Facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness thereunder.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views the Series B Preferred Units as interests in a direct participation program, the offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the Series B Preferred Units will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Notices to Certain Prospective Investors

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

The issuer may constitute a “collective investment scheme” as defined by section 235 of the Financial Services and Markets Act 2000 (“FSMA”) that is not a “recognised collective investment scheme” for the purposes of FSMA (“CIS”) and that has not been authorised or otherwise approved. As an unregulated scheme, it cannot be marketed in the United Kingdom to the general public, except in accordance with FSMA. This prospectus is only being distributed in the United Kingdom to, and are only directed at:

(i)	if the issuer is a CIS and is marketed by a person who is an authorised person under FSMA, (a) investment professionals falling within Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) Order 2001, as amended (the “CIS Promotion Order”) or (b) high net worth companies and other persons falling with Article 22(2)(a) to (d) of the CIS Promotion Order; or
(ii)	otherwise, if marketed by a person who is not an authorised person under FSMA, (a) persons who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”) or (b) Article 49(2)(a) to (d) of the Financial Promotion Order; and

(iii)	in both cases (i) and (ii) to any other person to whom it may otherwise lawfully be made, (all such persons together being referred to as “relevant persons”). The issuer’s Series B Preferred Units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Series B Preferred Units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any Series B Preferred Units which are the subject of the offering contemplated by this prospectus supplement will only be communicated or caused to be communicated in circumstances in which Section 21(1) of FSMA does not apply to the issuer.

Notice to Prospective Investors in Germany

This prospectus supplement has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht-BaFin) nor any other German authority has been notified of the intention to distribute the Series B Preferred Units in Germany. Consequently, the Series B Preferred Units may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus supplement and any other document relating to this offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the Series B Preferred Units to the public in Germany or any other means of public marketing. The Series B Preferred Units are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act, Section 8f paragraph 2 no. 4 of the German Sales Prospectus Act, and in Section 2 paragraph 11 sentence 2 no.1 of the German Investment Act. This prospectus supplement is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

This offering of the Series B Preferred Units does not constitute an offer to buy or the solicitation or an offer to sell the Series B Preferred Units in any circumstances in which such offer or solicitation is unlawful.

Notice to Prospective Investors in the Netherlands

The Series B Preferred Units may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Switzerland

This prospectus supplement is being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The Series B Preferred Units are not being offered to the public in Switzerland, and neither this prospectus supplement, nor any other offering materials relating to the Series B Preferred Units may be distributed in connection with any such public offering.

We have not been registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of June 23, 2006 (“CISA”). Accordingly, the Series B Preferred Units may not be offered to the public in or from Switzerland, and neither this prospectus supplement, nor any other offering materials relating to the Series B Preferred Units may be made available through a public offering in or from Switzerland. The Series B Preferred Units may only be offered and this prospectus supplement may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

LEGAL MATTERS

The validity of the Series B Preferred Units offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with the Series B Preferred Units offered hereby will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Vanguard Natural Resources, LLC and its subsidiaries as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and management’s assessment of the effectiveness of Vanguard Natural Resources, LLC and its subsidiaries’ internal control over financial reporting as of December 31, 2013, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The information incorporated herein by reference regarding estimated quantities of our proved reserves as of December 31, 2013 was prepared or derived from estimates prepared by our internal reservoir engineers, a substantial portion of which was audited by DeGolyer and MacNaughton, an independent reserve engineer. These estimates are incorporated herein by reference in reliance upon the authority of the firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at www.sec.gov. We also make available free of charge on our website, at www.vnrllc.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Additionally, you can obtain information about us through the NASDAQ, on which our Common Units and Series A Preferred Units are listed and on which we expect the Series B Preferred Units to be listed, by visiting http://www.nasdaq.com.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

We incorporate by reference in this prospectus supplement the documents listed below, excluding information deemed to be furnished and not filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on February 28, 2014;
•	Our Current Report on Form 8-K/A filed on February 3, 2014;
•	The description of our Common Units in our Registration Statement on Form 8-A filed on April 22, 2013 and any subsequent amendment thereto filed for the purpose of updating such description;
•	The description of our Series A Preferred Units in our Registration Statement on Form 8-A filed on June 19, 2013, as amended by our Registration Statement on Form 8-A/A filed on November 26, 2013, and any subsequent amendment thereto filed for the purpose of updating such description; and
•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and before the termination of this offering.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement and the accompanying base prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.vnrllc.com, or by writing or calling us at the address set forth below. Information on our website is not incorporated into this prospectus supplement, the accompanying base prospectus or our other securities filings and is not a part of this prospectus supplement or the accompanying base prospectus.

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attention: Investor Relations
Telephone: (832) 327-2255

PROSPECTUS

Vanguard Natural Resources, LLC
VNR Finance Corp.

Common Units
Debt Securities

We may offer and sell the securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. VNR Finance Corp. may act as co-issuer of the debt securities and other subsidiaries of Vanguard Natural Resources, LLC may guarantee the debt securities.

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 3,137,255 common units owned by the selling unitholder, Denbury Onshore, LLC, a subsidiary of Denbury Resources Inc. (“Denbury”). These common units were obtained by the selling unitholder as partial consideration for our acquisition of all of the member interests in Encore Energy Partners GP LLC, the general partner of Encore Energy Partners LP (“ENP”), and certain common units representing limited partnership interests in ENP from subsidiaries of Denbury. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read “Selling Unitholder.”

We and the selling unitholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units and debt securities and the general manner in which we will offer the common units and debt securities. The specific terms of any common units and debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units and debt securities.

Investing in our common units and debt securities involves risks. Limited liability companies are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 5 of this prospectus before you make an investment in our securities.

Our common units are traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “VNR.” We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2012.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and VNR Finance Corp. have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Vanguard Natural Resources, LLC and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. We also make available free of charge on our website, at http://www.vnrllc.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference the documents listed below and any future filings made by Vanguard Natural Resources, LLC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed with the SEC) on or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement until all offerings under the shelf registration statement are completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•	ENP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;
•	Our Current Reports on Form 8-K filed on January 3, 2011, February 28, 2011, March 25, 2011, April 21, 2011, June 9, 2011, June 23, 2011 (as amended by our Current Reports on Form 8-K/A filed on August 3, 2011 and September 16, 2011), July 11, 2011, September 12, 2011, October 5, 2011 and December 2, 2011 (as amended by our Current Report on Form 8-K/A filed on January 9, 2012);
•	Our Current Report on Form 8-K/A filed on May 12, 2010;
•	Our Proxy Statement under Section 14(a) of the Exchange Act filed on October 31, 2011 with respect to the solicitation of proxies for the special meeting of unitholders; and
•	The description of our common units in our Registration Statement on Form 8-A filed on May 6, 2009 and any subsequent amendment thereto filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.vnrllc.com, or by writing or calling us at the following address:

Vanguard Natural Resources, LLC
Attn.: Investor Relations
5847 San Felipe, Suite 3000
Houston, Texas 77057
832-327-2255
investorrelations@vnrllc.com

FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, all statements as to the production of oil, natural gas, natural gas liquids (“NGLs”), product price, oil, natural gas and NGLs reserves, drilling and completion results, capital expenditures and other such matters. These statements relate to events and/or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements or the industry in which we operate to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

These risks and other factors include those listed under the section entitled “Risk Factors” and those described elsewhere in this prospectus, as well Item 1A. “Risk Factors” in our most recent annual report on Form 10-K and Item 1A.of Part II “Risk Factors” in our subsequent quarterly reports on Form 10-Q.

In some cases, you can identify forward-looking statements by our use of terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement. Factors that could affect our actual results and could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following:

•	the volatility of realized oil, natural gas and NGLs prices;
•	the potential for additional impairment due to future declines in oil, natural gas and NGLs prices;
•	uncertainties about the estimated quantities of oil, natural gas and NGLs reserves, including uncertainties about the effects of the SEC’s rules governing reserve reporting;
•	the conditions of the capital markets, liquidity, general economic conditions, interest rates and the availability of credit to support our business requirements;
•	the discovery, estimation, development and replacement of oil, natural gas and NGLs reserves;
•	our business and financial strategy;
•	our future operating results;
•	our drilling locations;
•	technology;
•	our cash flow, liquidity and financial position;
•	the timing and amount of our future production of oil, natural gas and NGLs;
•	our operating expenses, general and administrative costs, and finding and development costs;
•	the availability of drilling and production equipment, labor and other services;
•	our prospect development and property acquisitions;
•	the marketing of oil, natural gas and NGLs;
•	competition in the oil, natural gas and NGLs industry;
•	the impact of weather and the occurrence of natural disasters such as fires, floods, hurricanes, earthquakes and other catastrophic events and natural disasters;
•	governmental regulation of the oil, natural gas and NGLs industry;
•	environmental regulations;

•	the effect of legislation, regulatory initiatives and litigation related to climate change;
•	developments in oil-producing and natural gas-producing countries; and
•	our strategic plans, objectives, expectations and intentions for future operations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform prior statements to actual results.

ABOUT VANGUARD NATURAL RESOURCES, LLC AND VNR FINANCE CORP.

We are a publicly traded limited liability company focused on the acquisition and development of mature, long-lived oil and natural gas properties in the United States. Our primary business objective is to generate stable cash flows to allow us to make quarterly cash distributions to our unitholders and, over time, to increase our quarterly cash distributions through the acquisition of new oil and natural gas properties. Our properties and oil and natural gas reserves are primarily located in seven operating areas:

•	the Permian Basin in West Texas and New Mexico;
•	South Texas;
•	the southern portion of the Appalachian Basin, primarily in southeast Kentucky and northeast Tennessee;
•	Mississippi;
•	the Big Horn Basin in Wyoming and Montana;
•	the Williston Basin in North Dakota and Montana; and
•	the Arkoma Basin in Arkansas and Oklahoma.

VNR Finance Corp. was incorporated under the laws of the State of Delaware in October of 2007, is wholly owned by Vanguard Natural Resources, LLC, and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

For purposes of this prospectus, unless the context clearly indicates otherwise, “we,” “us,” “our,” “Vanguard Natural Resources” and similar terms refer to Vanguard Natural Resources, LLC and its subsidiaries.

Our executive offices are located at 5847 San Felipe, Suite 3000, Houston, Texas 77057 and our telephone number is (832) 327-2255.

For additional information as to our business, properties and financial condition please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K and Item 1A. of Part II “Risk Factors” in our subsequent quarterly reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, the acquisition of businesses and other capital expenditures and additions to working capital. We will not receive any proceeds from the sale of the selling unitholder’s common units.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	6.44	3.88	(a)	(a)	1.31	4.51

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations available to Vanguard unitholders plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(a)	In the years ended December 31, 2009 and 2008, earnings were inadequate to cover fixed charges by approximately $95.7 million and $3.8 million, respectively. The shortfalls for the years ended December 31, 2009 and 2008 were principally the result of non-cash natural gas and oil property impairment charges of $110.2 million and $58.9 million, respectively.

SELLING UNITHOLDER

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 3,137,255 common units owned by the selling unitholder, Denbury Onshore, LLC, a subsidiary of Denbury Resources Inc. (“Denbury”). These common units were obtained by the selling unitholder as partial consideration for our acquisition of all of the member interests in Encore Energy Partners GP LLC, the general partner of ENP, and certain common units representing limited partnership interests in ENP from subsidiaries of Denbury.

The following table sets forth information relating to the selling unitholder as of January 17, 2012, based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning selling unitholders may change over time, including by the addition of additional selling unitholders. If necessary, we will supplement this prospectus accordingly. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

	Common Units Owned Prior to Offering		Common Units That May Be Offered	Common Units Owned After Offering
Selling Unitholder	Number of Common Units	Percentage(2)		Number of Common Units	Percentage(2)
Denbury Onshore, LLC.	3,137,255	6%	3,137,255	—	—

(1)	Assumes the sale of all common units held by such selling unitholder offered by this prospectus.
(2)	Based on 48,343,604 common units outstanding as of January 17, 2012.

Each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling unitholder:

•	the name of the selling unitholder;
•	the nature of any position, office or any other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;
•	the number of common units owned by the selling unitholder prior to the offering;
•	the number of common units to be offered for the selling unitholder’s account; and
•	the number of and (if one percent or greater) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

DESCRIPTION OF OUR DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations, either secured or unsecured;
•	either senior debt securities or subordinated debt securities; and
•	issued under separate indentures among us, any subsidiary guarantors and a trustee.

Vanguard Natural Resources, LLC may issue debt securities in one or more series, and VNR Finance Corp. may be a co-issuer of one or more series of such debt securities. VNR Finance Corp. was incorporated under the laws of the State of Delaware in April 2009, is wholly owned by Vanguard Natural Resources, LLC and has no material assets or any liabilities other than as a co-issuer of our debt securities. Its activities are limited to co-issuing our debt securities and engaging in other activities incidental thereto. When used in this section “Description of Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Vanguard Natural Resources, LLC and VNR Finance Corp., and the terms “Vanguard” and “VNR Finance” refer strictly to Vanguard Natural Resources, LLC and VNR Finance Corp., respectively.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantors of the debt securities, if any;
•	whether the debt securities are senior or subordinated debt securities;
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•	the denominations in which the debt securities are issuable, if other than $1,000 and any integral multiple thereof;
•	the assets, if any, that are pledged as security for the payment of the debt securities;
•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the prices at which we will issue the debt securities;
•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;
•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;
•	the dates on which the principal of the debt securities will be payable;
•	the interest rate (if any) that the debt securities will bear and the interest payment dates for the debt securities;
•	any conversion or exchange provisions;
•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	any changes to or additional events of default or covenants; and
•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Vanguard specified in the prospectus supplement will unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by substantially all of the domestic subsidiaries of Vanguard. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Vanguard.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that VNR Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Vanguard is not a corporation;
•	the remaining or acquiring entity must assume our obligations under the indenture; and
•	immediately after giving effect to the transaction, no Default or Event of Default (as defined under “— Events of Default and Remedies” below) may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or extend the fixed maturity of any debt security;
•	reduce the premium payable upon redemption or change the time of the redemption of the debt securities;
•	reduce the rate of or extend the time for payment of interest on any debt security;
•	waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities or a Default of Event of Default in respect of a provision that cannot be amended without the consent of each affected holder;
•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;
•	make any debt security payable in currency other than that stated in such debt security;
•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;
•	make any change in the provisions of the indenture relating to waivers of past Defaults or Event of Default; or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;
•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;
•	to add any additional covenants and related Events of Default;
•	to cure any ambiguity, defect or inconsistency;
•	to secure the debt securities and/or the guarantees;
•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Vanguard;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to add or release guarantors pursuant to the terms of the indenture;
•	to make any changes that do not adversely affect the rights under the indenture of any holder of debt securities;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or
•	to establish the form of terms of any series of debt securities.

Events of Default and Remedies

“Event of Default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure to pay, within 30 days of the due date, interest on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure to pay when due any sinking fund payment with respect to any debt securities of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure on the part of the issuers to comply with the covenant described under “— Consolidation, Merger or Asset Sale”;
•	failure to perform any other covenant in the indenture that continues for 60 days after written notice is given to the issuers;
•	certain events of bankruptcy, insolvency or reorganization of an issuer; or
•	any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an Event of Default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or an integral multiple thereof.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that transaction.

We will not be required to:

•	issue, register the transfer of, or exchange any debt securities of a series either during a period of 15 days prior to the mailing of notice of redemption of that series; or
•	register the transfer of or exchange any debt security called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. The definition of “Designated Senior Indebtedness” and “Senior Indebtedness” will be set forth in the prospectus supplement. If the subordinated debt securities are guaranteed by any of the subsidiaries of Vanguard, then the guarantees will be subordinated on like terms.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property (or any guarantor or its property) is involved in any liquidation, bankruptcy or similar proceeding;
•	we fail to pay the principal, interest, any premium or any other amounts on any of our Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or
•	any other default on any of our Designated Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of Senior Indebtedness that we or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s Rating Services’ highest rating: AAA. The DTC rules applicable to its Direct Participants are on file with the SEC.

We will wire all payments on the global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

We understand that it is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by Direct and Indirect Participants to owners of beneficial interests in the global debt securities, and voting by Direct and Indirect Participants, will be governed by the customary practices between the Direct and Indirect Participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the Direct and Indirect Participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible or in good standing under applicable law and in either event a successor depositary is not appointed by us within 90 days; or
•	an Event of Default occurs and DTC notifies the trustee of its decision to exchange the global debt security for certificated debt securities.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a)  either:

(1)  all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2)  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash sufficient to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b)  we have paid or caused to be paid all other sums payable by us under the indenture with respect to that series; and

(c)  we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF OUR COMMON UNITS

Our common units represent limited liability company interests in us. The holders of common units are entitled to participate in cash distributions and exercise the rights or privileges available to unitholders under our limited liability company agreement.

Our outstanding common units are listed on the NYSE under the ticker symbol “VNR.” Any additional common units we issue will also be listed on the NYSE. The transfer agent and registrar for our common units is Computershare Trust Company, N.A., or Computershare.

Our Limited Liability Company Agreement

Holders of our common units are entitled to participate in cash distributions and exercise the rights or privileges available to them under our limited liability company agreement. A copy of our limited liability company agreement is included in our other SEC filings and incorporated by reference in this prospectus.

Cash Distribution Policy

Our limited liability company agreement, as amended, provides for the distribution of available cash on a quarterly basis. Available cash for any quarter consists of cash on hand at the end of that quarter, plus working capital borrowings made after the end of the quarter, less cash reserves, which may include reserves to provide for our future operations, future capital expenditures, future debt service requirements and future cash distributions to our unitholders. The amount of available cash is determined by our board of directors for each calendar quarter of our operations. Our limited liability company agreement may only be amended with the approval of a unit majority.

Timing of Distributions

We pay distributions on our common units approximately 45 days after March 31, June 30, September 30 and December 31 to unitholders of record on the applicable record date.

Issuance of Additional Units

Our limited liability company agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of the unitholders. It is possible that we will fund acquisitions or other initiatives through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units and holders of other equity securities entitled to participate in our distributions of available cash. In addition, the issuance of additional common units or other equity securities may dilute the value of the interests of the then-existing holders of common units in our net assets. In accordance with Delaware law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our board of directors, may have special voting rights to which the common units are not entitled. The holders of common units do not have preemptive rights to acquire additional common units or other securities.

Voting Rights

Our common unitholders have the right to vote with respect to the election of our board of directors, certain amendments to our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Transfer Agent and Registrar

Computershare serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except the following fees that will be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a unit; and
•	other similar fees or charges.

There will be no charge to holders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may at any time resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, we are authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our limited liability company agreement, each transferee of common units shall be admitted as a unitholder with respect to the common units transferred when such transfer and admission is reflected on our books and records. Additionally, each transferee of common units:

•	becomes the record holder of the common units;
•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed our limited liability company agreement;
•	represents that the transferee has the capacity, power and authority to enter into the limited liability company agreement;
•	grants powers of attorney to our officers and the liquidator of our company as specified in the limited liability company agreement; and
•	makes the consents and waivers contained in our limited liability company agreement.

An assignee will become a unitholder of our company for the transferred common units upon the recording of the name of the assignee on our books and records.

Until a unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

Our limited liability company agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter less the amount of cash reserves established by our board of directors to:

•	provide for the proper conduct of our business (including reserves for acquisitions of additional oil and natural gas properties, future capital expenditures, future debt service requirements and anticipated credit needs);
•	comply with applicable law, any of our debt instruments or other agreements; or
•	provide funds for distribution to our unitholders for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made. Working capital borrowings are generally borrowings that will be made under our reserve based credit facility and in all cases are used solely for working capital purposes or to pay distributions to unitholders.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our limited liability company agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders in the same manner as we allocate gain or loss upon liquidation.

DESCRIPTION OF OUR LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary of the material provisions of our limited liability company agreement. We will provide prospective investors with a copy of the form of this agreement upon request at no charge.

We summarize the following provisions of our limited liability company agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Cash Distribution Policy.”
•	with regard to the transfer of units, please read “Description of our Common Units — Transfer of Common Units.”
•	with regard to allocations of taxable income and taxable loss, please read “Material Tax Consequences.”

Organization

Our company was formed in October 2006 and will remain in existence until dissolved in accordance with our limited liability company agreement.

Purpose

Under our limited liability company agreement, we are permitted to engage, directly or indirectly, in any activity that our board of directors approves and that a limited liability company organized under Delaware law lawfully may conduct; provided, that our board of directors shall not cause us to engage, directly or indirectly, in any business activities that it determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our board of directors has the ability to cause us and our operating subsidiaries to engage in activities other than the exploitation, development and production of oil and natural gas reserves, our board of directors has no current plans to do so. Our board of directors is authorized in general to perform all acts it deems to be necessary or appropriate to carry out our purposes and to conduct our business.

Fiduciary Duties

Our limited liability company agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our limited liability company agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the Delaware General Corporation Law, or DGCL. Finally, our limited liability company agreement provides that except as specifically provided therein, the fiduciary duties and obligations owed by our officers and directors to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively. Our limited liability company agreement permits affiliates of our directors to invest or engage in other businesses or activities that compete with us. In addition, our limited liability company agreement establishes a conflicts committee of our board of directors, consisting solely of independent directors, which will upon referral from our board of directors be authorized to review transactions involving potential conflicts of interest. If the conflicts committee approves such a transaction, or if a transaction is on terms generally available from third parties or an action is taken that is fair and reasonable to the company, you will not be able to assert that such approval constituted a breach of fiduciary duties owed to you by our directors and officers.

Agreement to be Bound by Limited Liability Company Agreement; Power of Attorney

By purchasing a common unit in us, you will be admitted as a unitholder of our company and will be deemed to have agreed to be bound by the terms of our limited liability company agreement. Pursuant to our limited liability company agreement, each unitholder and each person who acquires a unit from a unitholder grants to our board of directors (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our board of directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our limited liability company agreement.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”

Limited Liability

Unlawful Distributions.  The Delaware Limited Liability Company Act, or the Delaware Act, provides that a unitholder who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware Act, a limited liability company may not make a distribution to a unitholder if, after the distribution, all liabilities of the company, other than liabilities to unitholders on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Act, an assignee who becomes a substituted unitholder of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time he became a unitholder and that could not be ascertained from the limited liability company agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business.  Our subsidiaries conduct business only in the states of Arkansas, Kentucky, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Tennessee, Texas and Wyoming. In the future, we may decide to conduct business in other states, and maintenance of limited liability for us, as a member of our operating subsidiaries, may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of unitholders for the obligations of a limited liability company have not been clearly established in many jurisdictions. We will operate in a manner that our board of directors considers reasonable and necessary or appropriate to preserve the limited liability of our unitholders.

Voting Rights

The following matters require the unitholder vote specified below:

Election of members of the board of directors	We currently have five directors. Our limited liability company agreement provides that we shall maintain a board of not less than three members. Holders of our units, voting together as a single class, elect our directors. Please read “— Election of Members of Our Board of Directors.”
Issuance of additional units	No approval right.
Amendment of the limited liability company agreement	Certain amendments may be made by our board of directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “— Amendment of Our Limited Liability Company Agreement.”
Merger of our company or the sale of all or substantially all of our assets	Unit majority. Please read “— Merger, Sale or Other Disposition of Assets.”
Dissolution of our company	Unit majority. Please read “— Termination and Dissolution.”

Matters requiring the approval of a “unit majority” require the approval of a majority of the outstanding units.

Issuance of Additional Securities

Our limited liability company agreement authorizes us to issue an unlimited number of additional securities and authorizes us to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our distributions of available cash. In addition, the issuance of additional units or other equity securities may dilute the value of the interests of the then-existing holders of units in our net assets.

In accordance with Delaware law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our board of directors, may have special voting or other rights to which the units are not entitled.

The holders of units will not have preemptive or preferential rights to acquire additional units or other securities.

Election of Members of Our Board of Directors

At our annual meeting of unitholders, members of our board of directors were elected by our unitholders and will be subject to re-election on an annual basis at our next annual meeting of unitholders.

Removal of Members of Our Board of Directors

Any director may be removed, with or without cause, by the holders of a majority of the outstanding units then entitled to vote at an election of directors.

Amendment of Our Limited Liability Company Agreement

General.  Amendments to our limited liability company agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, other than the amendments discussed below, our board of directors is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of our unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments.  No amendment may be made that would:

•	enlarge the obligations of any unitholder without its consent, unless approved by at least a majority of the type or class of member interests so affected;
•	provide that we are not dissolved upon an election to dissolve our company by our board of directors that is approved by a unit majority;
•	change the term of existence of our company; or
•	give any person the right to dissolve our company other than our board of directors’ right to dissolve our company with the approval of a unit majority.

The provision of our limited liability company agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 75% of the outstanding units, voting together as a single class.

No Unitholder Approval.  Our board of directors may generally make amendments to our limited liability company agreement without the approval of any unitholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of members in accordance with our limited liability company agreement;

•	a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that neither we, our operating subsidiaries nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;
•	an amendment that is necessary, in the opinion of our counsel, to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities or rights to acquire securities;
•	any amendment expressly permitted in our limited liability company agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our limited liability company agreement;
•	any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our limited liability company agreement;
•	a change in our fiscal year or taxable year and related changes;
•	a merger, conversion or conveyance effected in accordance with the limited liability company agreement; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our limited liability company agreement without the approval of any unitholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the unitholders (including any particular class of unitholders as compared to other classes of unitholders) in any material respect;
•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
•	are necessary or appropriate to facilitate the trading of units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our unitholders;
•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of units under the provisions of our limited liability company agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our limited liability company agreement or are otherwise contemplated by our limited liability company agreement.

Opinion of Counsel and Unitholder Approval.  Our board of directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to our unitholders or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under “— No Unitholder Approval” should occur. No other amendments to our limited liability company agreement will become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any unitholder of our company.

Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of the holders of a unit majority from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in the limited liability company agreement are satisfied, our board of directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the limited liability company agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other transaction or event.

Termination and Dissolution

We will continue as a company until terminated under our limited liability company agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by the holders of a unit majority; (2) the sale, exchange or other disposition of all or substantially all of the assets and properties of our company and our subsidiaries; or (3) the entry of a decree of judicial dissolution of our company.

Liquidation and Distribution of Proceeds

Upon our dissolution, the liquidator authorized to wind up our affairs will, acting with all of the powers of our board of directors that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “Cash Distribution Policy — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to unitholders in kind if it determines that a sale would be impractical or would cause undue loss to our unitholders.

Anti-Takeover Provisions

Our limited liability company agreement contains specific provisions that are intended to discourage a person or group from attempting to take control of our company without the approval of our board of directors. Specifically, our limited liability company agreement provides that we will elect to have Section 203 of the DGCL apply to transactions in which an interested common unitholder (as described below) seeks to enter into a merger or business combination with us. Under this provision, such a holder will not be permitted to enter into a merger or business combination with us unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the common unitholder’s becoming an interested common unitholder;
•	upon consummation of the transaction that resulted in the common unitholder becoming an interested common unitholder, the interested common unitholder owned at least 85% of our outstanding common units at the time the transaction commenced, excluding for purposes of determining the number of common units outstanding those common units owned:
•	by persons who are directors and also officers; and
•	by employee common unit plans in which employee participants do not have the right to determine confidentially whether common units held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of our common unitholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting common units that are not owned by the interested common unitholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the company and the interested common unitholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested common unitholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any common units of the company to the interested common unitholder;
•	any transaction involving the company that has the effect of increasing the proportionate share of the units of any class or series of the company beneficially owned by the interested common unitholder; or
•	the receipt by the interested common unitholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

In general, by reference to Section 203, an “interested common unitholder” is any person or entity that beneficially owns (or within three years did own) 15% or more of the outstanding common units of the company and any entity or person affiliated with or controlling or controlled by such entity or person.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for common units held by common unitholders.

Our limited liability agreement also restricts the voting rights of common unitholders by providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than persons who acquire such units with the prior approval of the board of directors, cannot vote on any matter.

Limited Call Right

If at any time any person owns more than 90% of the then-issued and outstanding membership interests of any class, such person will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining membership interests of the class held by unaffiliated persons as of a record date to be selected by our management, on at least 10 but not more than 60 days’ notice. The unitholders are not entitled to dissenters’ rights of appraisal under the limited liability company agreement or applicable Delaware law if this limited call right is exercised. The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by such person for any membership interests of the class purchased within the 90 days preceding the date on which such person first mails notice of its election to purchase those membership interests; or
•	the closing market price as of the date three days before the date the notice is mailed.

As a result of this limited call right, a holder of membership interests in our company may have his membership interests purchased at an undesirable time or price. Please read “Risk Factors — Risks Related to Our Structure.” The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his units in the market. Please read “Material Tax Consequences — Disposition of Units.”

Meetings; Voting

All notices of meetings of unitholders shall be sent or otherwise given in accordance with Section 11.4 of our limited liability company agreement not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the unitholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election. Any previously scheduled meeting of the unitholders may be postponed, and any special meeting of the unitholders may be cancelled, by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of unitholders.

Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a unitholder, shall be voted at the written direction of the record holder by a proxy designated by our board of directors. Absent direction of this kind, the units will not be voted, except that units held by us on behalf of non-citizen assignees shall be voted in the same ratios as the votes of unitholders on other units are cast.

Any action required or permitted to be taken by our unitholders must be effected at a duly called annual or special meeting of unitholders and may not be effected by any consent in writing by such unitholders.

Meetings of the unitholders may only be called by a majority of our board of directors. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional units having special voting rights could be issued. Please read “— Issuance of Additional Securities.” Units held in nominee or street name accounts will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our limited liability company agreement will be delivered to the record holder by us or by the transfer agent.

Non-Citizen Assignees; Redemption

If we or any of our subsidiaries are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our board of directors, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any unitholder or assignee, we may redeem, upon 30 days’ advance notice, the units held by the unitholder or assignee at their current market price. To avoid any cancellation or forfeiture, our board of directors may require each unitholder or assignee to furnish information about his nationality, citizenship or related status. If a unitholder or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our board of directors determines after receipt of the information that the unitholder or assignee is not an eligible citizen, the unitholder or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted unitholder, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

Under our limited liability company agreement and subject to specified limitations, we will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any director or officer, or while serving as a director or officer, any person who is or was serving as a tax matters member or as a director, officer, tax matters member, employee, partner, manager, fiduciary or trustee of any or our affiliates. Additionally, we shall indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any person is or was an employee (other than an officer) or agent of our company.

Any indemnification under our limited liability company agreement will only be out of our assets. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our limited liability company agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of unitholders can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right To Inspect Our Books and Records

Our limited liability company agreement provides that a unitholder can, for a purpose reasonably related to his interest as a unitholder, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each unitholder;
•	a copy of our tax returns;
•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each unitholder and the date on which each became a unitholder;
•	copies of our limited liability company agreement, the certificate of formation of the company, related amendments and powers of attorney under which they have been executed;
•	information regarding the status of our business and financial condition; and
•	any other information regarding our affairs as is just and reasonable.

Our board of directors may, and intends to, keep confidential from our unitholders information that it believes to be in the nature of trade secrets or other information, the disclosure of which our board of directors believes in good faith is not in our best interests, information that could damage our company or our business, or information that we are required by law or by agreements with a third-party to keep confidential.

MATERIAL TAX CONSEQUENCES

This section is a discussion of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., counsel to us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Vanguard Natural Resources, LLC and our limited liability company operating subsidiaries.

This section does not address all federal income tax matters that affect unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), whose functional currency is the U.S. dollar and who hold units as capital assets (generally, property that is held for investment). This section has only limited applicability to corporations, partnerships (and entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each unitholder to consult, and depend upon, such unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from its ownership or disposition of its units.

We are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service (the “IRS”) or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for units and the prices at which such units trade. In addition, the costs of any contest with the IRS will be borne indirectly by unitholders because the costs will reduce our cash available for distribution. Furthermore, our tax treatment, or the tax treatment of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions, which might be retroactively applied.

All statements of law and legal conclusions, but no statement of fact, contained in this section, except as described below or otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”); (2) whether Vanguard’s monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); (3) whether Vanguard’s method for taking into account Section 743 adjustments is sustainable in certain cases (please read “Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Units”); (4) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read “— Tax Treatment of Operations — Depletion Deductions); and (5) whether the deduction related to United States production activities will be available to a unitholder or the extent of such deduction to any unitholder (please read “— Tax Treatment of Operations — Deduction for United States Production Activities”).

Taxation of the Partnership

Partnership Status.  We expect to be treated as a partnership for federal income tax purposes and, therefore, generally will not be liable for federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing our federal income tax liability as if the unitholder had earned such income directly, even if no cash distributions are made to the unitholder. Distributions by us to a unitholder generally will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed to a unitholder exceeds the unitholder’s adjusted tax basis in its units.

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for U.S. federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of its current gross income is not qualifying income; however, this estimate could change from time to time. The portion of our income that is qualifying income may change from time to time.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status or the status of the operating subsidiaries for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Code. Instead, we will rely on the opinion of Vinson & Elkins L.L.P. on such matters. It is the opinion of Vinson & Elkins L.L.P. that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations set forth below, we will be classified as a partnership and its operating subsidiaries will be disregarded as entities separate from us for federal income tax purposes.

In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us. The representations made by us upon which Vinson & Elkins L.L.P. has relied include, without limitation:

(a)  Except for VNR Holdings, LLC, neither we nor any of our partnership or limited liability company subsidiaries have elected to be treated as a corporation for federal income tax purposes;

(b)  For each taxable year since the year of our initial public offering, more than 90% of our gross income has been income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(c)  Each hedging transaction that we treat as resulting in qualifying income has been appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been associated with crude oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined generate qualifying income.

We believe that these representations have been true in the past and expect that these representations will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then distributed that stock to our unitholders in liquidation of their interests in us. That deemed contribution and liquidation should not result in the recognition of taxable income by us or our unitholders so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

If for any reason we are taxable as a corporation, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Accordingly, our taxation as a corporation would materially reduce our cash distributions to our unitholders and thus would likely substantially reduce the value of our units. In addition, any distribution made to a unitholder would be treated as (i) a taxable dividend income to the extent of our current or accumulated earnings and profits then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in our units and thereafter (iii) taxable capital gain.

The remainder of this discussion is based upon the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Unitholder Status.  Unitholders who have become members of us will be treated as partners of us for federal income tax purposes. Also:

(a)  assignees who have executed and delivered transfer applications, and are awaiting admission as members, and

(b)  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of us for federal income tax purposes.

As there is no direct or indirect controlling authority addressing the federal tax treatment of assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Vinson & Elkins L.L.P. does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose its status as a partner with respect to those units for federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in us for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income.  Subject to the discussion below under “— Entity Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our unitholders, we do not pay any federal income tax. Rather, each unitholder will be required to report on its income tax return its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Units.  A unitholder’s initial tax basis for its units will be the amount it paid for the units plus its share of our nonrecourse liabilities. That initial basis generally will be (i) increased by the unitholder’s share of our income and by any increases in such unitholder’s share of our nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions to it, by its share of our losses, by depletion deductions taken by it to the extent such deductions do not exceed its proportionate share of the adjusted tax basis of the underlying producing properties, by any decreases in its share of our nonrecourse liabilities and by its share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder’s share of our nonrecourse liabilities will generally be based on its share of our profits. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Treatment of Distributions.  Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions exceed the unitholder’s tax basis in its units, in which case the unitholder will recognize gain taxable in the manner described below under “— Disposition of Common Units.”

Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units will decrease the unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon that unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder’s share of our profits. Please read “Disposition of Common Units.”

A non-pro rata distribution of money or property (including a deemed distribution described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including recapture of intangible drilling costs, depletion recapture, depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for an allocable portion of the non-pro rata distribution. This latter deemed exchange generally will result in the unitholder’s realization of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses.  The deduction by a unitholder of its share of our losses will be limited to the lesser of (i) the unitholder’s tax basis in its units, and (ii) in the case of a unitholder who is an individual, estate, trust or corporation (if more than 50% of the corporation’s stock is owned directly or indirectly by or for five or fewer individuals or a specific type of tax exempt organization), the amount for which the unitholder is considered to be “at risk” with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. Moreover, a unitholder’s at-risk amount will decrease by the amount of the unitholder’s depletion deductions and will increase to the extent of the amount by which the unitholder’s percentage depletion deductions with respect to our property exceed the unitholder’s share of the basis of that property.

The at-risk limitation applies on an activity-by-activity basis, and in the case of gas and oil properties, each property is treated as a separate activity. Thus, a taxpayer’s interest in each oil or gas property is generally required to be treated separately so that a loss from any one property would be limited to the at-risk amount for that property and not the at-risk amount for all the taxpayer’s gas and oil properties. It is uncertain how this rule is implemented in the case of multiple gas and oil properties owned by a single entity treated as a partnership for federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or gas properties we own in computing a common unitholder’s at-risk limitation with respect to us. If a common unitholder were required to compute his at-risk amount separately with respect to each oil or gas property we own, he might not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at-risk amount with respect to his common units as a whole

A unitholder subject to the basis and at risk limitation must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used.

In addition to the basis and at risk limitations, passive activity loss limitations generally limit the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only its passive income generated in the future and will not be available to offset income from other passive activities or investments, (including a unitholder’s investments in other publicly traded partnerships), or a unitholder’s salary or active business income. If we dispose of all or only a part of our interest in an oil or gas property, unitholders will be able to offset their suspended passive activity losses from our activities against the gain, if any, on the disposition. Any previously suspended losses in excess of the amount of gain recognized will remain suspended. Notwithstanding whether a natural gas and oil property is a separate activity, passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions.  The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;
•	our interest expense attributed to portfolio income; and
•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Such term generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes.  If we are required or elects under applicable law to pay any federal, state, local or non-U.S. Tax on behalf of any current or former unitholder, we are authorized to pay those taxes and treat the payment as a distribution of cash to the relevant unitholder. Where the relevant unitholder’s identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our limited liability company agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under its limited liability company agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction.  In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts.

Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units with the effect that purchasers in an offering will receive essentially the same allocations as if the tax bases of our assets were equal to their fair market value at the time of such offering (a “Book-Tax Disparity”). In connection with providing this benefit to any future unitholders, similar allocations will be made to all holders of partnership interests immediately prior to such other transactions to account for the differing between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, generally must have “substantial economic effect” as determined under Treasury Regulations. If an allocation does not have substantial economic effect, it will be reallocated to our unitholders in accordance with the basis of their interests in us, which will be determined by taking into account all the facts and circumstances, including

•	their relative contributions to us;
•	the interests of all of our partners in profits and losses;
•	the interest of all of our partners in cash flow; and
•	the rights of all of our partners to distributions of capital upon liquidation.

Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under Vanguard’s limited liability company agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales.  A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period: (i) any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder; (ii) any cash distributions received by the unitholder as to those units would be fully taxable; and (iii) all of these distributions would appear to be ordinary income.

Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose units are loaned to a short seller to cover a short sale of our units. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “— Disposition of Units — Recognition of Gain or Loss.”

Alternative Minimum Tax.  If a unitholder is subject to alternative minimum tax, such tax will apply to such unitholder’s distributive share of any items of our income, gain, loss or deduction. The current alternative minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors with respect to the impact of an investment in our units on their alternative minimum tax liability.

Tax Rates.  Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 35% and 15%, respectively. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

A 3.8% Medicare tax on certain investment income earned by individuals, estates, and trusts will apply for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse) or $200,000 (if the unitholder is unmarried).

Section 754 Election.  We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS unless there is a construction termination of the partnership for tax purposes. Please read “— Disposition of Common Units — Constructive Termination.” That election generally permits us to adjust the tax bases in our assets as to specific purchased units under Section 743(b) of the Code to reflect the unit purchase price. The Section 743(b) adjustment separately applies to each purchaser of units based upon the values of our assets which may be higher or lower than their bases at the time of the relevant purchase. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders (“common basis”) and (2) its Section 743(b) adjustment to that tax basis.

We have adopted the remedial allocation method as to all our properties. Under Treasury Regulations, a Section 743(b) adjustment attributable to property depreciable under Section 168 of the Code may be amortizable over the remaining cost recovery period for such property, while a Section 743(b) adjustment attributable to properties subject to depreciation under Section 167 of the Code, must be amortized straight-line or using the 150% declining balance method. As a result, if we owned any assets subject to depreciation under Section 167 of the Code, the amortization rates could give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders.

Under our limited liability company agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with these or any other Treasury Regulations. Please read “— Uniformity of Units.” Consistent with this authority, we intend to treat properties depreciable under Section 167, if any, in the same manner as properties depreciable under Section 168 for this purpose. These positions are consistent with the methods employed by other publicly-traded partnerships but are inconsistent with the existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach.

The IRS may challenge the position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units. Because a unitholder’s tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year.  We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with the unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include his share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Depletion Deductions.  Subject to the limitations on deductibility of losses discussed above (please read “— Limitations on Deductibility of Losses”), unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and gas interests. Although the Code requires each unitholder to compute its own depletion allowance and maintain records of its share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for federal income tax purposes. Each unitholder, however, remains responsible for calculating its own depletion allowance and maintaining records of its share of the adjusted tax basis of the underlying property for depletion and other purposes.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average daily production of domestic crude oil, or the gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil and gas production, with 6,000 cubic feet of domestic gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (i) dividing the unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total adjusted tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and gas interests or the disposition by the unitholder of some or all of its units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each common unitholder and not by us, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. We encourage each prospective unitholder to consult its tax advisor to determine whether percentage depletion would be available to the unitholder.

Deductions for Intangible Drilling and Development Costs.  We will elect to currently deduct intangible drilling and development costs (IDCs). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, gas, or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

Although we will elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.

Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in oil or gas properties and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an “independent producer” that is not subject to these IDC deduction limits, a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of gas) on average for any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Deduction for U.S. Production Activities.  Subject to the limitations on the deductibility of losses discussed above and the limitation discussed below, unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 9% of our qualified production activities income that is allocated to such unitholder, but not to exceed 50% of such unitholder’s IRS Form W-2 wages for the taxable year allocable to domestic production gross receipts.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine its Section 199 deduction, each unitholder will aggregate its share of the qualified production activities income allocated to it from us with the unitholder’s qualified production activities income from other sources. Each unitholder must take into account its distributive share of the expenses allocated to it from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the unitholder’s share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses.”

The amount of a unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by the unitholder during the calendar year that are deducted in arriving at qualified production activities income. Each unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the unitholder’s allocable share of our wages that are deducted in arriving at our qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our unitholders, and thus a unitholder’s ability to claim the Section 199 deduction may be limited.

This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to our unitholders. Further, because the Section 199 deduction is required to be computed separately by each unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the unitholders. Each unitholder is encouraged to consult its tax advisor to determine whether the Section 199 deduction would be available to such unitholder.

Lease Acquisition Costs.  The cost of acquiring oil and gas leases or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “Tax Treatment of Operations — Depletion Deductions.”

Geophysical Costs.  The cost of geophysical exploration incurred in connection with the exploration and development of oil and gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expense is paid or incurred.

Operating and Administrative Costs.  Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Tax Basis, Depreciation and Amortization.  The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to that offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties.  The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss.  A unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder’s amount realized and tax basis for the units sold. A unitholder’s amount realized will equal the sum of the cash or the fair market value of other property it receives plus its share of our liabilities with respect to such units. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a unit that decreased a unitholder’s tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, primarily depletion and depreciation recapture. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;
•	an offsetting notional principal contract; or
•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees.  In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets or any other extraordinary item of income, gain, loss or deduction will be allocated among our unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly-traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly-traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the safe harbor in the proposed regulations differs slightly from the proration method we have adopted because the safe harbor would allocate tax items among the months based on the relative number of days in each month and could require certain tax items which we may not consider extraordinary to be allocated to the month in which such items actually occur. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to the month of disposition but will not be entitled to receive a cash distribution for that quarter.

Notification Requirements.  A unitholder who sells or purchases any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination.  We will be considered to have terminated for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in its capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

A constructive termination occurring on a date other than December 31 will result in us filing two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure the IRS may allow, among other things, a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity could result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6), which is not anticipated to apply to a material portion of our assets. Any non-uniformity could have a negative impact on the value of our units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”

Our limited liability company agreement permits the Board to take positions in filing our tax returns that preserve the uniformity of units even under circumstances like those described above. These positions may include reducing for some unitholders the depreciation, amortization or loss deductions to which they would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to validity of such filing positions. A unitholder’s basis in units is reduced by its or her share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss” above and “— Tax Consequences of Unit Ownership — Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of our units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of our units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Unitholders who are tax-exempt entities or non-U.S. persons should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

Non-resident aliens and non-U.S. corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of their ownership of our units. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a non-U.S. corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation’s “U.S. Net equity,” that is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a non-U.S. unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures.  We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

Neither we nor Vinson & Elkins, L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible, and such a contention could negatively affect the value of our units. The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of its own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Limited liability companies treated as partnerships for U.S. federal income tax purposes generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes, and our limited liability company agreement allows our board of directors to appoint one of our officers who is a unitholder to serve as our Tax Matters Partner.

The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting.  Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a)  the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b)  a statement regarding whether the beneficial owner is

(1)  a non-U.S. person,

(2)  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

(3)  a tax-exempt entity;

(c)  the amount and description of units held, acquired or transferred for the beneficial owner; and

(d)  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to Vanguard. The nominee is required to supply the beneficial owner of the units with the information furnished to Vanguard.

Accuracy-Related Penalties.  An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

For individuals a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1)  for which there is, or was, “substantial authority,” or

(2)  as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the relevant facts on our returns. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposes is increased to 40%. There is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions.  If we engage in a “reportable transaction,” we (and possibly our unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of 6 successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly our unitholders’ tax returns) would be audited by the IRS. Please read “— Administrative Matters — Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, our unitholders may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties,”
•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability and
•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local and Other Tax Considerations

In addition to federal income taxes, you will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which you are a resident. We currently conduct business and own property in several states, most of which impose an income tax on entities such as us. We may also own property or do business in other states in the future. Unitholders may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. Unitholders will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we may do business or own property, and unitholders may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections of Unitholder Taxes.” Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.

Tax Consequences of Ownership of Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of any series of debt securities will be set forth on the prospectus supplement relating to the offering of such debt securities.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of its investment in Vanguard. Vinson & Elkins L.L.P. has not rendered an opinion on the state or local tax consequences of an investment in Vanguard. Vanguard strongly recommends that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. It is the responsibility of each unitholder to file all state and local, as well as U.S. federal tax returns that may be required of the unitholder.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common units to a broker-dealer, who will then resell or transfer the common units under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common units by broker-dealers;
•	sell common units short themselves and deliver the units to close out short positions;
•	enter into option or other types of transactions that require us to deliver common units to a broker-dealer, who will then resell or transfer the common units under this prospectus; or
•	loan or pledge the common units to a broker-dealer, who may sell the loaned units or, in the event of default, sell the pledged units.

We are registering the common units on behalf of the selling unitholder. As used in this prospectus, “selling unitholder” includes donees and pledgees selling common units received from a named selling unitholder after the date of this prospectus.

Under this prospectus, the selling unitholder intends to offer common units to the public:

•	through one or more broker-dealers;
•	through underwriters; or
•	directly to investors.

The selling unitholder may price the common units offered from time to time:

•	at fixed prices;
•	at market prices prevailing at the time of any sale under this registration statement;
•	at prices related to prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

We will pay all reasonable expenses of the registration and offering of the common units offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling unitholder’s sale of common units, which will be paid by the selling unitholder. Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;
•	on the New York Stock Exchange or such other national exchange on which our common units are listed at such time;

•	through the writing of options;
•	in the over-the-counter market; or
•	in private transactions.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than our common units listed on the New York Stock Exchange. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans to list the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the common units may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the common units may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common units, or sales made to or through a market maker other than on an exchange.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

LEGAL MATTERS

The validity of certain of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. The validity of certain guarantees with respect to the debt securities offered by this prospectus will be passed upon for us by Wyatt, Tarrant & Combs, LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Vanguard Natural Resources, LLC and its subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, management’s assessment of the effectiveness of Vanguard Natural Resources, LLC and its subsidiaries’ internal control over financial reporting as of December 31, 2010, the statements of revenues and direct operating expenses of the properties Vanguard acquired from a private seller for each of the years in the two-year period ended December 31, 2009, which appear in Vanguard’s Current Report on Form 8-K/A filed with the SEC on May 12, 2010, and the statement of revenues and direct operating expenses of the oil and gas properties purchased from a private seller for the year ended December 31, 2010, which appear in Vanguard’s Current report on Form 8-K/A filed with SEC on September 16, 2011, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Encore Energy Partners LP appearing in Encore Energy Partner LP’s Annual Report (Form 10-K) for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information incorporated herein by reference regarding estimated quantities of our proved reserves and ENP’s proved reserves, each as of December 31, 2010, was prepared or derived from estimates prepared by DeGolyer and MacNaughton, independent reserve engineers. These estimates are incorporated herein by reference in reliance upon the authority of such firm as experts in these matters.

       Units

     % Series B Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $      per unit)

PRELIMINARY PROSPECTUS SUPPLEMENT

           , 2014

Joint Book-Running Managers

Morgan Stanley
UBS Investment Bank
Barclays
Stifel
Credit Suisse
MLV & Co.

Co-Managers

BB&T Capital Markets
J.P. Morgan
Janney Montgomery Scott
Oppenheimer & Co.
Drexel Hamilton, LLC
Ladenburg Thalmann & Co. Inc.
Stern Agee
Wunderlich Securities